VE DRAFT 2/1/13

SECURITIES PURCHASE AGREEMENT

Dated February 1, 2013

by and among

Emerald Oil, Inc.,

WDE Emerald Holdings LLC

and

White Deer Energy FI L.P.

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5.12	Severability	28
5.13	No Third Party Beneficiaries	28
5.14	Interpretation	29

LIST OF ANNEXES AND SCHEDULES

Annex A:	Form of Certificate of Designations of Series A Perpetual Preferred Stock
Annex B:	Form of Certificate of Designations of Series B Voting Preferred Stock
Annex C:	Form of Warrant
Annex D:	Form of Registration Rights Agreement
Annex E:	Form of Director Indemnification Agreement
Schedule 1.1:	Purchased Securities
Schedule 1.5:	Preferential Payment Rights Example Calculations
Schedule 3.1(a):	Subsidiaries
Schedule 3.1(b):	Capitalization
Schedule 3.1(e):	Conflicts
Schedule 3.1(f):	Material Changes
Schedule 3.1(k):	Litigation
Schedule 3.1(n):	Employee Matters
Schedule 3.1(p):	Brokers’ Fees
Schedule 4.7:	Conduct of Business

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This SECURITIES PURCHASE AGREEMENT, dated February 1, 2013 (this “Agreement”), is entered into by and among Emerald Oil, Inc., a Montana corporation (the “Company”), WDE Emerald Holdings LLC, a Delaware limited liability company (“WD Investor I”), and White Deer Energy FI L.P., a Cayman Islands exempted limited partnership (together with WD Investor I, the “Investors” and each, an “Investor”).

RECITALS

A.           The Company. As of the date hereof, the Company has 500,000,000 authorized shares of common stock, $0.001 par value per share (“Common Stock”), and 20,000,000 authorized shares of preferred stock, $0.001 par value per share (“Preferred Stock”).

B.           The Issuance. The Company intends to issue to the Investors in a private placement (1) an initial aggregate amount of 500,000 shares of Preferred Stock designated as Series A Perpetual Preferred Stock (the “Series A Shares”) having the rights, preferences and privileges set forth in the Certificate of Designations of Series A Perpetual Preferred Stock of the Company in the form attached as Annex A (the “Series A Certificate”), (2) an initial aggregate amount of 5,114,633 shares of Preferred Stock designated as Series B Voting Preferred Stock (the “Series B Shares” and, together with the Series A Shares, the “Preferred Shares”) having the rights, preferences and privileges set forth in the Certificate of Designations of Series B Voting Preferred Stock of the Company in the form attached as Annex B (the “Series B Certificate” and, together with the Series A Certificate, the “Certificates of Designations”), and (3) warrants to purchase an initial aggregate amount of 5,114,633 shares of Common Stock at an initial exercise price of $5.77 per share (the “Warrants” and, together with the Preferred Shares, the “Purchased Securities”) in the form attached as Annex C, and the Investors intend to purchase from the Company the Purchased Securities.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale; Closing; Closing Transactions

1.1           Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to each Investor, and each Investor shall purchase, severally and not jointly, from the Company (collectively, the sales of all of the Purchased Securities hereunder, the “Purchase”) (a) the number of Series A Shares, (b) the number of Series B Shares and (c) a Warrant exercisable for the number of Warrant Shares, in each case as set forth opposite such Investor’s name on Schedule 1.1, for an aggregate purchase price as set forth opposite such Investor’s name on Schedule 1.1, all of which together shall total $50,000,000. At or prior to the Closing, the Company and the Investors shall mutually agree upon the allocation of such total aggregate purchase price among the Series A Shares, the Series B Shares and the Warrants.

1.2           Closing.

(a)          On the terms and subject to the conditions set forth in this Agreement, the closing of the Purchase (the “Closing”) shall take place at the offices of Vinson & Elkins LLP, 666 Fifth Avenue, 26th Floor, New York, New York 10103, at 9:00 a.m., New York time, on February 19, 2013, or as soon as practicable thereafter after fulfillment or waiver of the conditions to the Closing as set forth in Section 1.3, or at such other place, time and date as shall be determined by the Investors and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

(b)          At the Closing, (i) the Company shall deliver to each of the Investors duly executed certificates, dated as of the Closing Date and bearing appropriate legends as hereinafter provided for, representing (A) all of the Series A Shares set forth opposite such Investor’s name on Schedule 1.1, (B) all of the Series B Shares set forth opposite such Investor’s name on Schedule 1.1 and (C) a Warrant initially exercisable for the number of Warrant Shares set forth opposite such Investor’s name on Schedule 1.1 and (ii) the Investors shall pay the total aggregate purchase price therefor as set forth in Section 1.1 by wire transfer of immediately available funds to a bank account designated by the Company.

1.3           Conditions Precedent to Closing.

(a)          Conditions to Obligations of the Company. The obligation of the Company to consummate the Closing is subject to the fulfillment (or waiver by the Company) at the Closing of each of the following conditions:

(i)          (A) the representations and warranties of the Investors set forth in Section 3.2 shall be true and correct in all material respects (except for any representations and warranties that are qualified by materiality, Material Adverse Effect or similar qualifications, all of which shall be true and correct in all respects) as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be so true and correct as of such date), and (B) the Investors shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing;

(ii)         the Investors shall have delivered to the Company a certificate, executed on behalf of each Investor by a duly authorized officer of such Investor or such Investor’s general partner, as applicable, dated as of the Closing Date, certifying the fulfillment of the conditions specified in this Section 1.3(a).

(b)          Conditions to Obligations of the Investors. The obligation of the Investors to consummate the Closing is subject to the fulfillment (or waiver by the Investors) at the Closing of each of the following conditions:

(i)          (A) the representations and warranties of the Company set forth in Section 3.1 shall be true and correct in all material respects (except for any representations and warranties that are qualified by materiality, all of which shall be true and correct in all respects) as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be so true and correct as of such date), and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

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(ii)         the Company shall have filed with the Montana Secretary of State articles of amendment to which the Certificates of Designations shall have been attached and such filing shall have been accepted;

(iii)        the Company shall have duly executed and delivered to the Investors, and each of the Investors shall have duly executed and delivered to the Company, a Registration Rights Agreement in the form attached as Annex D (the “Registration Rights Agreement”);

(iv)        Thomas J. Edelman shall have been, or shall be concurrently with the Closing, appointed to the board of directors of the Company (the “Board”);

(v)         the Company shall have duly executed and delivered to the Investor Director a Director Indemnification Agreement in the form attached as Annex E (the “Director Indemnification Agreement”);

(vi)        no stop order or suspension of trading shall have been imposed by NYSE MKT, the Securities and Exchange Commission (the “SEC”) or any other Governmental Entity with respect to public trading of the Common Stock and the Company shall not have received any notice indicating that the Common Stock will be suspended, limited or delisted;

(vii)       neither the Company nor any of its Subsidiaries shall be a debtor in a bankruptcy case or have filed for bankruptcy (under title 11 of the United States Code or any other bankruptcy, receivership, or any other insolvency proceeding in any jurisdiction);

(viii)      since the date hereof, there shall not have occurred a Material Adverse Change;

(ix)         the Company shall have delivered to the Investors a good standing certificate with respect to the Company and each of its Subsidiaries issued by the Montana Secretary of State and the Colorado Secretary of State or, with respect to any such Subsidiary not incorporated or otherwise organized under the laws of the State of Montana or the State of Colorado, the applicable Governmental Entity of the jurisdiction in which such Subsidiary is organized, each dated as of a recent date;

(x)          the Company shall have delivered to the Investors a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying (A) the resolutions adopted by the Board approving the Transaction Documents, the Transactions and the issuance of the Purchased Securities, (B) the current versions of the Articles of Incorporation and the Bylaws, (C) the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company and (D) the fulfillment of the conditions specified in this Section 1.3(b);

(xi)         the Company shall have delivered to the Investors, at least two business days prior to the date hereof, a reasonably detailed annual budget for the Company and its Subsidiaries for the 2013 fiscal year, together with a schedule detailing the use of proceeds of the Transactions, in each case in form and substance reasonably satisfactory to the Investors; provided, however, that if any revisions, supplements, corrections or other changes thereto occur between the date hereof and the Closing Date, then the Company also shall have delivered to the Investors, at least two business days prior to Closing, updated versions of such budget and schedule;

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(xii)        the Company shall have delivered to the Investors, at least two business days prior to the Closing Date, an allocation of the total aggregate purchase price to be paid at the Closing by the Investors pursuant to Section 1.1 among the Series A Shares, the Series B Shares and the Warrants, together with supporting documentation showing in reasonable detail the basis for such allocation, in each case in form and substance reasonably satisfactory to the Investors;

(xiii)       to the extent necessary or reasonably expected by the Investors to be necessary in order to be in compliance, including with respect to the Transaction, with any covenant of the Company contained in the Credit Agreement, dated as of November 20, 2012, among the Company, Wells Fargo Bank, N.A. and the lenders party thereto, the Company shall have obtained from Wells Fargo, N.A. and delivered to the Investors a consent, approval or waiver, in form and substance reasonably satisfactory to the Investors; and

(xiv)      the Company shall have delivered all other documents, certificates, instruments and writings reasonably requested by any of the Investors or their counsel prior to the Closing as may be necessary or advisable in connection with the consummation of any of the Transactions.

1.4           Issuance of Additional Preferred Shares and Warrants. On any Dividend Payment Date during the period commencing on the Closing Date and ending on March 31, 2015, the Company may, instead of paying any dividends then due on the Series A Shares to the holders of the Series A Shares in cash (such amount, the “Accrued and Unpaid Dividend Amount”), issue to each such holder (a) a number of additional Series A Shares equal to (i) the Accrued and Unpaid Dividend Amount due to such holder divided by (ii) $100.00 and (b) an additional Warrant (each, a “PIK Warrant”) exercisable for a number of Warrant Shares equal to (i) the Accrued and Unpaid Dividend Amount due to such holder divided by (ii) the Weighted Average Price as of such Dividend Payment Date; provided, however, that the Company may not issue such additional Series A Shares or such PIK Warrants, and shall pay such Accrued and Unpaid Dividend Amount in cash, unless and until the Company first obtains Shareholder Approval. Any such additional Series A Shares shall be issued as of such Dividend Payment Date, and the Company shall duly execute and deliver such additional Series A Shares to such holder promptly after such Dividend Payment Date. Any such PIK Warrant shall have an exercise price per Warrant Share equal to such Weighted Average Price and shall be issued as of such Dividend Payment Date, and the Company shall duly execute and deliver such PIK Warrant to such holder promptly after such Dividend Payment Date. The Company shall also simultaneously issue to such holder a number of additional Series B Shares stapled to such PIK Warrant such that, as of such Dividend Payment Date, the aggregate number of votes that may be cast with respect to such additional Series B Shares shall equal the number of Warrant Shares issuable in respect of such PIK Warrant. “Dividend Payment Date” has the meaning ascribed to it in the Certificates of Designations. For purposes of this Agreement, notwithstanding anything to the contrary contained herein, any Preferred Shares issued pursuant to this Section 1.4 and any PIK Warrants shall be deemed to be Purchased Securities.

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1.5           Investors Minimum Return. The Company and the Investors hereby acknowledge and agree that, pursuant to the Warrants, the Investors have the right, but not the obligation, to elect to receive a payment resulting in the achievement of a minimum return upon the occurrence of certain specified events. For purposes of clarification, illustrative example calculations with respect to such minimum return are set forth on Schedule 1.5 and the worksheets contained in the Microsoft Excel file delivered substantially concurrently with the execution of this Agreement.

ARTICLE II

Definitions

2.1           Defined Terms. For purposes of this Agreement, the following words and phrases shall have the following meanings:

(a)          “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(b)          “Articles of Incorporation” means the Company’s articles of incorporation, as amended, modified or supplemented from time to time.

(c)          “Bylaws” means the Company’s bylaws, as amended, modified or supplemented from time to time.

(d)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, modified or supplemented from time to time.

(e)          “GAAP” means generally accepted accounting principles in the United States.

(f)          “Governmental Entity” means any (i) federal, state, local, municipal, foreign or other government (or agency thereof), (ii) governmental, quasi-governmental or regulatory authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (iii) multinational organization or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power any nature.

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(g)          “Material Adverse Change” means any change, development or event that has had, has or would reasonably be expected to have, as applicable, a material adverse effect on (i) the business, properties, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to timely consummate the Transactions; provided, however, that in determining whether there has been a Material Adverse Change or whether a Material Adverse Change could or would occur, any change, development or event principally attributable to, arising out of, or resulting from any of the following shall be disregarded (except if such change, development or event disproportionately and adversely impacts the business, properties, results of operations or financial condition of the Company or any of its Subsidiaries, taken as a whole, compared to that or those, as applicable, of companies in the industry in which the Company and its Subsidiaries operate): (A) general economic, business, industry or credit, financial or capital market conditions in the United States, including conditions affecting generally the industry in which the Company and its Subsidiaries operate; (B) the taking of any action required or permitted by this Agreement or the Transaction Documents; (C) the taking of any action with the prior written consent of the Investors, (D) pandemics, earthquakes, tornados, hurricanes, floods and acts of God, (E) acts of war (whether declared or not declared), sabotage, terrorism, military actions or the escalation thereof; (F) any changes or prospective changes in applicable laws, regulations or accounting rules, including GAAP or interpretations thereof, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions; (G) any existing change, development or event with respect to which any Investor has knowledge as of the date hereof (including any matter set forth in the Schedules to this Agreement); (H) the failure by the Company or any of its Subsidiaries to meet any projections, estimates or budgets for any period prior to, on or after the date of this Agreement (but excluding herefrom any change, development or event underlying such failure to the extent such change, development or event would otherwise constitute a Material Adverse Change); and (I) any adverse change in or effect on the business of the Company and its Subsidiaries that is cured by or on behalf of the Company to the reasonable satisfaction of the Investors before the earlier of the Closing Date and termination of this Agreement as set forth in Article V.

(h)          “Material Adverse Effect” means any change, development or event that has had, has or would reasonably be expected to have, as applicable, a material adverse effect on (i) the business, properties, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; or (ii) the ability of the Company to timely consummate the Transactions.

(i)          “NYSE MKT” means NYSE MKT LLC.

(j)          “SEC Reports” means all reports and forms filed by the Company with the SEC since April 19, 2010.

(k)          “Securities Act” means the Securities Act of 1933, as amended, modified or supplemented from time to time.

(l)          “Shareholder Approval” means, with respect to the issuance of any PIK Warrants and any Warrant Shares issuable upon exercise of such PIK Warrants, the approval, in accordance with Section 705 of the NYSE MKT Company Guide, of the stockholders of the Company required to authorize such issuances pursuant to Section 713 of the NYSE MKT Company Guide.

(m)          “Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

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(n)          “Subsidiary” means, with respect to any person, those entities of which such person owns or controls more than 50% of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent.

(o)          “Transaction Documents” means, collectively, this Agreement, the Certificates of Designations, the Warrants, the Registration Rights Agreement and the Director Indemnification Agreement, in each case as amended, modified or supplemented from time to time in accordance with their respective terms.

(p)          “Transactions” means the transactions contemplated by the Transaction Documents, including the Purchase.

(q)          “Voyager/Emerald Transaction” means the transactions contemplated by the Voyager/Emerald Transaction Documents.

(r)          “Voyager/Emerald Transaction Documents” means, collectively, the Securities Purchase Agreement, dated as of July 9, 2012, by and among Voyager Oil & Gas, Inc., Emerald Oil & Gas NL and Emerald Oil, Inc., and all agreements, certificates, authorizations and approvals required to be delivered at the closing of the transactions contemplated thereby.

(s)          “Weighted Average Price” means, with respect to one share of Common Stock, on any date of determination, the dollar volume-weighted average price for such security on NYSE MKT or, if the Common Stock is no longer traded on NYSE MKT, the principal U.S. national securities exchange on which the Common Stock is then traded, for the 10 consecutive trading days immediately preceding such date, as reported by Bloomberg through its “Volume at Price” functions.

2.2           Other Terms. For purposes of this Agreement, the following terms shall have the meaning specified in the Sections indicated below:

Term	Location of Definition
Accrued and Unpaid Dividend Amount	1.4
Agreement	Preamble
Antitakeover Laws	3.1(j)
Bankruptcy Exceptions	3.1(e)(i)
Board	1.3(b)(iv)
business day	5.14
Certificates of Designations	Recital B
Claim	4.12(e)
Closing	1.2(a)
Closing Date	1.2(a)
Common Stock	Recital A
Company	Preamble

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Term	Location of Definition
Confidentiality Agreement	5.2
Deductible	4.12(d)
Director Indemnification Agreement	1.3(b)(v)
Evaluation Date	3.1(o)
Indemnified Person	4.12(e)
Indemnifier	4.12(e)
Investor(s)	Preamble
Investor Director	4.9
Investor Indemnified Parties	4.12(b)
Investor Material Adverse Effect	3.2(a)(ii)
Losses	4.12(b)
PIK Warrant	1.4
Preferred Shares	Recital B
Preferred Stock	Recital A
Proposal	4.10
Purchase	1.1
Purchased Securities	Recital B
Registration Rights Agreement	1.3(b)(iii)
SEC	1.3(b)(vi)
Series A Certificate	Recital B
Series A Shares	Recital B
Series B Certificate	Recital B
Series B Shares	Recital B
Special Representations	4.12(a)
Warrant Shares	3.1(d)
Warrants	Recital B
WD Investor I	Preamble
White Deer Group	4.13
White Deer Group Member	4.13

ARTICLE III

Representations and Warranties

3.1           Representations and Warranties of the Company. The Company represents and warrants to the Investors that as of the date hereof and as of the Closing Date (or such other date specified herein):

(a)          Organization, Authority and Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Montana and is in good standing under the laws of the State of Colorado, with corporate power and authority to own its properties and conduct its business as currently conducted, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, except where the failure to qualify does not constitute a Material Adverse Effect. Each Subsidiary of the Company, its jurisdiction of organization and all shares of capital stock or other voting securities of, or ownership interests in, each such Subsidiary are set forth on Schedule 3.1(a). Each Subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization, with corporate, partnership, limited liability company or other entity power and authority to own its properties and conduct its business as currently conducted, and has been duly qualified as a foreign corporation, partnership, limited liability company or other entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, except where the failure to qualify does not constitute a Material Adverse Effect.

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(b)          Capitalization. The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, of which 25,585,958 shares are issued and outstanding, and 20,000,000 shares of Preferred Stock, of which no shares are issued or outstanding. Schedule 3.1(b) sets forth all of the options, warrants and equity incentive plans of the Company, and the number of shares of Common Stock reserved for issuance pursuant to any outstanding options, warrants or equity incentive plans. The outstanding shares of the Company’s capital stock have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, are not subject to preemptive rights (and were not issued in violation of any preemptive rights) and were issued in full compliance with applicable state and federal securities laws and any rights of third parties. No person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Except as set forth above or on Schedule 3.1(b), there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and, except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. The issuance and sale of the Purchased Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

(c)          Preferred Shares. The Preferred Shares (including any Preferred Shares issued pursuant to Section 1.4) have been duly and validly authorized, and, when issued and delivered pursuant to this Agreement, the Preferred Shares will be duly and validly issued, fully paid and non-assessable.

(d)          Warrants and Warrant Shares. The Warrants (including any PIK Warrants, which are hereby acknowledged to be subject to certain issuance restrictions set forth in Section 1.4) have been duly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company in accordance with their terms, and the shares of Common Stock issuable upon exercise of such Warrants (the “Warrant Shares”) have been duly authorized and reserved for issuance upon exercise of such Warrants and when issued will be duly and validly issued, fully paid and non-assessable.

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(e)          Authorization, Enforceability.

(i)          The Company has the corporate power and authority to execute and deliver the Transaction Documents and to carry out its obligations hereunder (which includes the issuance of the Purchased Securities and the Warrant Shares) and thereunder. The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, and, other than any Shareholder Approval that is required with respect to the issuance of the PIK Warrants, no further approval or authorization is required on the part of the Company. The Transaction Documents are or will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).

(ii)         Except as set forth in Schedule 3.1(e), the execution, delivery and performance by the Company of the Transaction Documents, compliance by the Company with any of the provisions hereof or thereof and the consummation of the Transactions, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, accelerate the performance required by, or result in any payment obligations under, or result in a right of termination, acceleration or payment of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of (1) the Articles of Incorporation or the Bylaws or (2) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries may be bound, or to which the Company or any of its Subsidiaries or any of the properties or assets of the Company or any of its Subsidiaries may be subject, including as a result of any change of control or similar provision (except for violations, conflicts, breaches or defaults that do not constitute a Material Adverse Effect) or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, materially violate (1) any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree or (2) any rule related to the qualification, listing and delisting of companies on NYSE MKT, including the NYSE MKT Company Guide, in each case applicable to the Company or any of its Subsidiaries or any of their respective properties or assets.

(iii)        Other than the filing of the Certificates of Designations with the Montana Secretary of State, any current report on Form 8-K and a Form D required to be filed with the SEC, and such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation of the Transactions.

(f)          No Material Changes. Since December 31, 2011, except as expressly contemplated by the Transaction Documents, as set forth on Schedule 3.1(f) or as specifically disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 or a Quarterly Report on Form 10-Q or a Current Report on Form 8-K, in each case filed since December 31, 2011:

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(i)          there has not been a Material Adverse Effect;

(ii)         there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Company or any of its Subsidiaries that constitutes a Material Adverse Effect;

(iii)        there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Company or any of its Subsidiaries;

(iv)        neither the Company nor any of its Subsidiaries has entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Company’s or any of its Subsidiaries’ directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives, in each case other than increases in the ordinary course of business consistent with past practice;

(v)         except as described in the notes to the financial statements included in the SEC Reports, there has not been any change by the Company or any of its Subsidiaries in accounting or tax reporting principles, methods or policies;

(vi)        neither the Company nor any of its Subsidiaries has made or rescinded any election relating to taxes, settled or compromised any claim relating to taxes;

(vii)       neither the Company nor any of its Subsidiaries has made any loans, advances or capital contributions to, or investments in, any person other than Subsidiaries of the Company or paid any fees or expenses to any director, officer, partner, stockholder or Affiliate of any other person;

(viii)      neither the Company nor any of its Subsidiaries has acquired any material assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any material assets of the Company or any of its Subsidiaries, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business;

(ix)         neither the Company nor any of its Subsidiaries has discharged or satisfied any lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business and which, in the aggregate, would not constitute a Material Adverse Effect;

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(x)          neither the Company nor any of its Subsidiaries has canceled or compromised any debt or claim in favor of the Company or amended, canceled, terminated, relinquished, waived or released any contract or right except in the ordinary course of business and which, in the aggregate, would not constitute a Material Adverse Effect;

(xi)         except as set forth on schedule detailing the use of proceeds of the Transactions required to be delivered by the Company to the Investors pursuant to Section 1.3(b)(xi), neither the Company nor any of its Subsidiaries has made or committed to make any capital expenditures or capital additions or betterments in excess of $250,000 individually or $1,000,000 in the aggregate;

(xii)        neither the Company nor any of its Subsidiaries has instituted or settled any material legal proceeding;

(xiii)       neither the Company nor any of its Subsidiaries has any indebtedness for borrowed money in an amount in excess of $100,000 in the aggregate; and

(xiv)      neither the Company nor any of its Subsidiaries has agreed, committed, arranged or entered into any understanding to do anything set forth in this Section 3.1(f).

(g)          Voyager/Emerald Transaction.

(i)          The Company had the corporate power and authority to execute and deliver the Voyager/Emerald Transaction Documents and to carry out its obligations thereunder. The execution, delivery and performance by the Company of the Voyager/Emerald Transaction Documents and the consummation of the Voyager/Emerald Transaction were duly authorized by all necessary corporate action on the part of the Company. The Voyager/Emerald Transaction Documents are valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the same may be limited by Bankruptcy Exceptions.

(ii)         The Company has not made and does not intend to make any claim seeking indemnification pursuant to the Voyager/Emerald Transaction Documents or otherwise for any Losses arising out of or related to the Voyager/Emerald Transaction. Neither Emerald Oil & Gas NL nor any of its Affiliates has made or, to the knowledge of the Company, intends to make any claim seeking indemnification pursuant to the Voyager/Emerald Transaction Documents or otherwise for any Losses arising out of or related to the Voyager/Emerald Transaction.

(iii)        The Company has not breached or otherwise failed to comply with any representation, warranty, covenant or obligation set forth in the Voyager/Emerald Transaction Documents. To the knowledge of the Company, neither the Emerald Oil & Gas NL nor any of its Affiliates has breached or otherwise failed to comply with any representation, warranty, covenant or obligation set forth in the Voyager/Emerald Transaction Documents.

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(h)          Reports.

(i)          Since April 19, 2010, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act.

(ii)         The SEC Reports, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, and none of such documents, when they became effective or were filed with the SEC, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(i)          Company Financial Statements. The consolidated financial statements of the Company and its Subsidiaries included or incorporated by reference in the SEC Reports filed prior to the Closing (except with respect to customary year-end adjustments and the absence of notes), present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and, except as stated therein, such financial statements were prepared in conformity with GAAP, applied on a consistent basis (except for the absence of notes and as otherwise may be noted therein).

(j)          Application of Takeover Protections.

(i)          There are no “business combination with interested stockholders” or similar antitakeover provisions under the Articles of Incorporation or the Bylaws or the antitakeover laws and regulations of any state (collectively, the “Antitakeover Laws”) that are or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including the Company’s issuance of the Purchased Securities and the Investors’ ownership of the Purchased Securities or Warrant Shares issuable upon exercise of the Warrants.

(ii)         The Company has not adopted any poison pill (including any distribution under a rights agreement) or other similar antitakeover measure.

(k)          Litigation. Schedule 3.1(k) sets forth a list and brief description of all securities-related or material actions, suits, claims, or proceedings, or, to the Company’s knowledge, inquiries or investigations, before or by any court, arbitrator, Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. Such suits, actions or proceedings pending or threatened against the Company or any of its Subsidiaries do not and would not reasonably be expected to impair in any material respect the ability of the Company to perform its obligations under the Transaction Documents, or prevent or materially impede the consummation by the Company of the Transactions.

(l)          Compliance. Neither the Company nor any of its Subsidiaries (i) is in material violation of any order of any court, arbitrator or Governmental Entity, or (ii) is in material violation of any statute, rule or regulation of any Governmental Entity, including all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters. The Company is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, applicable to it.

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(m)          Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate Governmental Entities necessary to conduct their respective businesses, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificates, authorizations and permits. The execution and delivery by the Company of, and the performance by it of its obligations under, the Transaction Documents and the consummation of the Transactions will not result in a violation or breach of any of the terms, conditions or provisions of any such any such certificates, authorizations and permits, except for any violation or breach that would not constitute a Material Adverse Effect.

(n)          Employee Matters. Schedule 3.1(n) sets forth each benefit plan, employment agreement, trust for the benefit of employees or loan to employees that provides for any termination payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee of the Company or any of its Subsidiaries upon a change of control. Except as set forth in Schedule 3.1(n), the execution and delivery of the Transaction Documents, and performance of the Transactions, will not (i) trigger any such provision or (ii) trigger or impose any restrictions or limitations on the right of the Company or any of its Subsidiaries to amend or terminate any Company benefit plan or employee agreement (or result in any adverse consequence for any such action). Any such provisions that may be triggered by the Transactions have been waived by the party or parties entitled thereto.

(o)          Internal Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15(d)-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the last day of the period covered by the Company’s most recently filed Form 10-Q (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as described in Item 308(c) of Regulation S-K under the Exchange Act) or in other factors that could significantly and adversely affect the Company’s internal controls. The Company’s auditors have not identified any control deficiency, significant deficiency or material weakness in the Company’s system of internal controls for the Company’s last fiscal year.

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(p)          Brokers or Finders. Except as set forth on Schedule 3.1(p), no agent, broker, investment banker or other firm or person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with the Purchase.

(q)          No Directed Selling Efforts or General Solicitation. Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Purchased Securities.

(r)          No Integrated Offering. Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Purchased Securities under the Securities Act.

(s)          Private Placement. Assuming the accuracy of the representations of the Investors in Section 3.2(b), the offer and sale of the Purchased Securities to the Investors as contemplated hereby is exempt from the registration requirements of the Securities Act.

3.2           Representations and Warranties of the Investors. The Investors, jointly and severally, hereby represent and warrant to the Company that as of the date hereof and as of the Closing:

(a)          Authorization, Enforceability.

(i)          Each Investor has been duly organized and is validly existing as a limited liability company under the laws of the State of Delaware or an exempted limited partnership under the laws of the Cayman Islands, as applicable, with the limited liability company power and authority or limited partnership power and authority, respectively, to own its properties and conduct its business as currently conducted and to execute and deliver this Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by each Investor of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized (including by such Investor’s general partner, if applicable) and all other necessary limited liability company or limited partnership, as applicable, action on the part of such Investor, and no further approval or authorization is required on the part of such Investor or any other party for such authorization to be effective. This Agreement and the Registration Rights Agreement are or will be valid and binding obligations of each Investor enforceable against such Investor in accordance with their respective terms, except as the same may be limited by Bankruptcy Exceptions.

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(ii)         The execution, delivery and performance by each Investor of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby and compliance by such Investor with any of the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of such Investor under any of the terms, conditions or provisions of (1) its organizational documents or (2) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Investor is a party or by which it may be bound, or to which such Investor or any of the properties or assets of such Investor may be subject, or (B) violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to such Investor or any of its properties or assets except, in the case of clauses (A)(2) and (B), for such occurrences that, individually or in the aggregate, have not had, do not have or would not be reasonably likely to have a material adverse effect on the ability of the Investors to consummate the Purchase and the other transactions contemplated by this Agreement (an “Investor Material Adverse Effect”).

(iii)        Other than such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by any Investor in connection with the consummation by such Investor of the Purchase except for any such notices, filings, exemptions, reviews, authorizations, consent and approvals the failure of which to make or obtain would not constitute an Investor Material Adverse Effect.

(b)          Purchase for Investment. Each Investor acknowledges that the offering and sale of the Purchased Securities and the Warrant Shares have not been registered under the Securities Act or under any state securities laws. Each Investor understands that the Purchased Securities and the Warrant Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, each Investor must hold the Purchased Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Investor (i) is acquiring the Purchased Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (ii) is acquiring the Purchased Securities for investment for its own account, not as a nominee or agent, and not with a view to resale or distribute any part thereof; provided, however, that such representation is made without prejudice to such Investor’s right to sell or otherwise dispose of all or any portion of the Purchased Securities in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (iii) will not sell or otherwise dispose of any of the Purchased Securities or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (iv) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Purchase and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of making the Purchase, (v) has had the opportunity to ask questions and receive answers from the authorized representatives or agents of the Company and the terms and conditions of this investment, and that any such questions have been answered to such Investor’s full satisfaction, and (vi) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act). Each Investor acknowledges that the Company has no obligation to register or qualify the Purchased Securities except as set forth in the Registration Rights Agreement.

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(c)          No General Solicitation. No Investor is purchasing the Purchased Securities as a result of any advertisement, article, notice or other communication regarding the Purchased Securities published in any newspaper, magazine or similar media, posted on the internet or broadcast over television or radio.

(d)          Company Representations. Each of the Investors acknowledges and agrees that (i) other than as expressly set forth in Section 3.1, the Company neither is making nor has made any representations or warranties, written or oral, statutory, express or implied, concerning the Company, its Subsidiaries, their respective businesses or assets or any aspect of the Transactions and (ii) such Investor has not been induced by and has not relied upon any representations, warranties or statements, whether written or oral, statutory, express or implied, made by the Company that are not expressly set forth in Section 3.1.

ARTICLE IV

Covenants and Additional Agreements

4.1           Further Assurances. At any time and from time to time after the Closing, at the request of any Investor, the Company shall execute and deliver such further documents, and perform such further acts, as may be reasonably necessary in order to effectively transfer and convey the applicable Purchased Securities and the Warrant Shares to each of the Investors, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the Transactions.

4.2           Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated; provided, however, that if such transactions are consummated, the Company shall pay out of the aggregate purchase price the reasonable fees and out-of-pocket expenses of the Investors (including reasonable legal and engineering fees), as evidenced by appropriate supporting documentation delivered to the Company in connection with such transactions in an amount not to exceed $200,000.

4.3           Transfer Restrictions. The Purchased Securities are, and the Warrant Shares will be when issued, restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, each Investor agrees it shall not, directly or through others, offer or sell any Purchased Securities or any Warrant Shares except pursuant to an effective registration statement or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any transfer of Purchased Securities or Warrant Shares other than pursuant to an effective registration statement, each Investor agrees it shall notify the Company of such transfer, and the Company may require such Investor to provide, prior to such transfer, such evidence that the transfer will comply with the Securities Act (including written representations and an opinion of counsel) as the Company may reasonably request. The Company may impose stop-transfer instructions with respect to any securities that are to be transferred in contravention of this Agreement.

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4.4           Legend. Each Investor agrees that all certificates or other instruments representing Purchased Securities or Warrant Shares will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT, DATED FEBRUARY 1, 2013, AS AMENDED FROM TIME TO TIME, AMONG THE ISSUER OF THESE SECURITIES AND THE INVESTORS REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”

In the event that (a) any Purchased Securities or Warrant Shares become registered under the Securities Act or (b) Purchased Securities or Warrant Shares are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall issue new certificates or other instruments representing such Purchased Securities or Warrant Shares, which shall not contain such portion of the above legend that is no longer applicable; provided that the Investors surrender to the Company the previously issued certificates or other instruments.

4.5           Sufficiency of Authorized Preferred Stock and Common Stock. During the period commencing on the Closing Date and ending on March 31, 2015, the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of shares of authorized and unissued Preferred Stock to effectuate the issuances of additional Preferred Shares contemplated by Section 1.4. During the period commencing on the Closing Date and ending on the date on which the Warrants (including any PIK Warrants, which are hereby acknowledged to be subject to certain issuance restrictions set forth in Section 1.4) have been fully exercised, the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of shares of authorized and unissued Common Stock to effectuate the issuances of Warrant Shares issuable upon exercise of such Warrants. Nothing in this Section 4.5 shall preclude the Company from satisfying its obligations in respect of the issuance of any Preferred Shares or Warrant Shares by delivery of shares of Preferred Stock or Common Stock, as applicable, which are held in the treasury of the Company. As soon as practicable following the Closing, the Company shall, at its expense, (a) cause the Warrant Shares (including all Warrant Shares underlying the PIK Warrants) to be listed on NYSE MKT at the time they become freely transferable in the public market under the Securities Act, subject to official notice of issuance, and shall maintain such listing on NYSE MKT for so long as any Common Stock is listed on NYSE MKT and (b) use its commercially reasonable efforts to satisfy all continued listing criteria necessary to maintain the listing of the Common Stock with NYSE MKT until the date that is two years following the date on which the Warrants (including any PIK Warrants) have been fully exercised.

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4.6           Certain Notifications Until Closing. From the date of this Agreement until the Closing, each party shall promptly notify the other parties of (a) any fact, event or circumstance of which it is aware and which would be reasonably likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of such party contained in this Agreement not to be complied with or satisfied in any material respect and (b) any fact, circumstance, event, change, occurrence, condition or development of which it is aware and which, individually or in the aggregate, constitutes a Material Adverse Effect or an Investor Material Adverse Effect, as the case may be; provided, however, that delivery of any notice pursuant to this Section 4.6 shall not limit or affect any rights of or remedies available to the other parties.

4.7           Conduct of Business.

(a)          Except as set forth in Schedule 4.7 or as otherwise required to perform its obligations under the Transaction Documents or any other agreement contemplated herein, or as otherwise agreed to in writing by the Investors, from the date hereof to the Closing Date, the Company shall, and shall cause each of its Subsidiaries to (i) conduct its business only in the ordinary course and consistent with past practice; (ii) use its reasonable best efforts to preserve and maintain its relationships with its customers, suppliers, clients, advertisers, distributors, agents, officers and employees and other persons with which it has significant business dealings; (iii) use its reasonable best efforts to maintain all of the material assets and properties it owns or uses in the ordinary course of business consistent with past practice; (iv) use its reasonable best efforts to preserve the goodwill and ongoing operations of its business; (v) maintain its books and records in the usual, regular and ordinary manner, on a basis consistent with past practice; (vi) perform and comply in all material respects with its existing contractual arrangements; (vii) maintain insurance in full force and effect with respect to its business with responsible companies, comparable in amount, scope and coverage to that in effect on the date of this Agreement; and (viii) comply in all material respects with applicable laws.

(b)          Except as set forth in Schedule 4.7 or as expressly contemplated by the Transaction Documents or any other agreement contemplated herein, between the date hereof and the Closing Date, without the prior written consent of the Investors, the Company shall not, and shall cause each of its Subsidiaries not to, take any of the following actions:

(i)          change its articles or certificate of incorporation or bylaws or other organizational documents (including by amendment, waiver, merger or otherwise);

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(ii)         reclassify any capital stock of the Company or its Subsidiaries;

(iii)        increase the authorized number of shares of, authorize the issuance of, or issue any shares of Preferred Stock or Common Stock;

(iv)        accelerate the vesting of any shares of Common Stock subject to vesting;

(v)         pay any dividends or make any distributions on any shares of Common Stock or any other capital stock of the Company or repurchase or redeem any Common Stock or any other capital stock of the Company;

(vi)        take any of the actions that, after the Closing, will require the consent of the holders of Series A Shares under Section 9 of the Series A Certificate; or

(vii)       agree to take any of the actions restricted by this Section 4.7(b).

4.8           Financial Statements and Other Reports. The Investors shall have the reasonable right to consult from time to time with the Officers and the supervisors or independent accountants of the Company and its Subsidiaries at their respective places of business regarding operating and financial matters of the Company and its Subsidiaries and to visit and inspect any of the properties, assets, books and records, agreements or information of the Company and its Subsidiaries, so long as the exercise of such rights does not materially interfere with the operations or business of the Company. The Company shall deliver to the Investors:

(a)          within 90 days after the end of each fiscal year of the Company, (i) an audited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, (ii) an audited, consolidated income statement of the Company and its Subsidiaries for such fiscal year and (iii) an audited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal year;

(b)          within 45 days after the end of each of the first three quarters of each fiscal year of the Company, (i) an unaudited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, (ii) an unaudited, consolidated income statement of the Company and its Subsidiaries for such fiscal quarter and (iii) an unaudited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal quarter;

(c)          (i) monthly verbal financial, construction and operating updates with respect to the Company and its Subsidiaries, together with reasonably detailed supporting documentation, and (ii) beginning on June 1, 2013 for the month ending May 31, 2013, monthly written financial, construction and operating reports with respect to the Company and its Subsidiaries;

(d)          promptly upon delivery to or receipt by the Company or any of its Subsidiaries, any operating report or notice delivered to or received from any lender to the Company or any of its Subsidiaries or any holder of equity securities in the Company or any of its Subsidiaries;

(e)          no more than 30 days subsequent to the beginning of any fiscal year of the Company, a reasonably detailed annual budget for the Company and its Subsidiaries;

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(f)           promptly upon delivery to or receipt by the Company or any of its Subsidiaries, any notice of default under any agreement or instrument evidencing indebtedness of the Company or any of its Subsidiaries for borrowed money;

(g)          prompt notice of any event or circumstance that constitutes a Material Adverse Effect;

(h)          prompt notice of significant events with respect to the Company or any of its Subsidiaries (including litigation); and

(i)          as soon as reasonably practicable upon receipt of any such request, any such other report or information (in any form, electronic or otherwise) as an Investor may reasonably request.

Financial statements and other reports required to be delivered pursuant to this Section 4.8 filed by the Company with the SEC and available on EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR) shall be deemed to have been delivered to the Investors on the date on which the Company posts such documents to EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR).

4.9           Board Designation Rights. Prior to the Closing Date, the Company shall use its reasonable best efforts to take all necessary corporate action so that upon the Closing, the Board shall adopt resolutions increasing the authorized number of directors constituting the Board by one and electing an individual designated by the Investors (the “Investor Director”) to fill the newly created directorship on the Board resulting from such increase. The Company, through the Board and subject to the Board’s fiduciary duties to the stockholders of the Company, shall take all necessary action to nominate and recommend the Investor Director for election to the Board in the proxy statements relating to the annual meetings of the stockholders of Company following the Closing; provided, however, that if at any time there are no longer any issued and outstanding Series A Shares, then the Company and its Board shall have no obligation to nominate and recommend the Investor Director. The initial Investor Director shall be Thomas J. Edelman.

4.10         Shareholder Approval Proposal. Prior to issuing any PIK Warrants, the Company shall use its reasonable best efforts to take all necessary corporate action so that the Board shall convene a meeting of stockholders of the Company to consider and vote upon a proposal to grant Shareholder Approval (the “Proposal”). Subject to fiduciary duties under applicable Law, the Board shall, in connection with such meeting, recommend approval of the Proposal and shall take all other lawful action to solicit the approval of the Proposal by the stockholders of the Company.

4.11         Short Sales. So long as any Warrants remain issued and outstanding, the Investors shall not enter into any Short Sales of the Common Stock acquired by the Investors from and after the date of this Agreement.

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4.12         Survival; Indemnification.

(a)          Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing; provided, however, that no action for a breach of the representations and warranties contained herein or for a breach or violation of a covenant or agreement set forth in the Transaction Documents that was required to be performed prior to or at the Closing, shall be brought more than 10 days after the Company’s Annual Report on Form 10-K for the year ending December 31, 2013 is filed with the SEC, except for claims arising out of the representations and warranties contained in Section 3.1(b) (Capitalization), Section 3.1(c) (Preferred Shares), Section 3.1(d) (Warrants and Warrant Shares) and Section 3.1(e) (Authorization, Enforceability) (collectively, the “Specified Representations”), which shall survive indefinitely after the Closing.

(b)          Indemnification by the Company. From and after the Closing, the Company shall indemnify and hold harmless the Investors and their respective Affiliates and their respective directors, officers, employees and agents (collectively, the “Investor Indemnified Parties”) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorney fees and disbursements and other expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) asserted against or incurred by such Investor Indemnified Party to the extent arising out of or in connection with (i) any breach of the representations or warranties of the Company set forth in this Agreement or (ii) any breach or violation of the covenants or agreements of the Company set forth in this Agreement.

(c)          Indemnification by the Investors. From and after the Closing, each of the Investors shall, severally but not jointly, indemnify and hold the Company and its Affiliates and their respective directors, officers, employees and agents (collectively, the “Company Indemnified Parties”) harmless from and against all Losses asserted against or incurred by such Company Indemnified Party to the extent arising out of or in connection with (i) any breach of the representations or warranties of such Investor set forth in this Agreement or (ii) any breach or violation of the covenants or agreements of such Investor set forth in this Agreement.

(d)          Indemnification Limits. The Investor Indemnified Parties shall not be entitled to recover any Losses pursuant to Section 4.12(b) (i) unless and until the Investor Indemnified Parties’ aggregate claims therefor exceed $500,000, at which time the Investor Indemnified Parties shall be entitled to recover Losses only to the extent that the aggregate amount of Investor Indemnified Parties’ indemnifiable Losses exceeds such amount (the “Deductible”); provided, however, that no event, claim or item of Loss will constitute a Loss and indemnification will not be available with respect to such event, claim or item of Loss (nor will any such event, claim or item of Loss be counted towards the Deductible) unless such event, claim or item of Loss, together with all related events, claims or items of Loss, results in a Loss of $50,000 or more, in which case the Investor Indemnified Parties will be entitled to indemnification for the full amount of Losses related to such event, claim or item of Loss subject to the Deductible and the other limitations set forth herein (and such Losses will be counted towards the Deductible); or (ii) for an aggregate amount in excess of $50,000,000; provided, however that claims for breach of any of the Specified Representations shall not be subject to the foregoing limitations and shall not be included in the determination of whether a limitation has been reached. In addition, the Losses incurred by any Investor shall be determined on the basis of the number of Purchased Securities purchased by such Investor (or such Investor’s Affiliate, as applicable) hereunder and not on the basis of any other shares of Common Stock beneficially owned by such Investor, whether acquired prior to or after the consummation of the Transactions.

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(e)          Conduct of Indemnification Proceedings. Promptly after receipt by any person (the “Indemnified Person”) of notice of any demand, claim or circumstances of any kind which would or might give rise to a claim or the commencement of any action, proceeding or investigation (in each case, a “Claim”) in respect of which indemnity may be sought pursuant to Section 4.12(b) or Section 4.12(c), such Indemnified Person shall promptly notify the party or parties required to provide such indemnification (the “Indemnifier”) in writing and the Indemnifier shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Indemnifier shall not relieve the Indemnifier of its obligations hereunder except to the extent that it shall be finally determined by a court of competent jurisdiction that such failure to notify shall have materially prejudiced the Indemnifier. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifier and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifier shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, the Indemnifier shall indemnify and hold harmless such Indemnified Person from and against any Loss (to the extent stated above) by reason of such settlement. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld (provided that the Indemnified Person shall have the absolute right in its sole discretion to withhold consent from any settlement of any pending or threatened proceeding if such settlement does not include an unconditional release of such Indemnified Person from any liability arising out of such proceeding), the Indemnifier shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party. The parties shall cooperate fully with each other in connection with the defense of any Claim.

(f)          Insurance. Any Indemnifier shall be subrogated to the rights of any Indemnified Person in respect of any insurance relating to Losses to the extent of any indemnification payments made under this Agreement, and such Indemnified Person shall provide all reasonably requested assistance to such Indemnifier in respect of such subrogation.

(g)          No Duplication. Any liability for indemnification under this Agreement shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach or violation of more than one representation, warranty, covenant or agreement.

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(h)          Sole Remedy. If the Closing occurs, the parties agree that the sole and exclusive remedy of any party to this Agreement or any Investor Indemnified Parties, the events giving rise to this Agreement and the transactions provided for in this Agreement (excluding, for the avoidance of doubt, the transactions provided for in the Registration Rights Agreement), shall be limited to the indemnification provisions set forth in this Section 4.12 and, in furtherance of the foregoing, each of the parties, on behalf of itself and its Affiliates, waives and releases the other parties to this Agreement (and such other parties’ Affiliates) from, to the fullest extent permitted under any applicable law, any and all rights, claims and causes of action it or its Affiliates may have against the other parties to this Agreement in connection with the events giving rise to this Agreement and the transactions provided for in this Agreement (excluding, for the avoidance of doubt, the transactions provided for in the Registration Rights Agreement), except pursuant to the indemnification provisions set forth in this Section 4.12; provided, however, that nothing herein shall limit in any way any such party’s remedies in respect of fraud, intentional misrepresentation or omission or intentional misconduct by the other parties in connection herewith or the Transactions.

(i)          NO SPECIAL DAMAGES. IN NO EVENT SHALL ANY PARTY BE LIABLE UNDER THIS SECTION 4.12 OR OTHERWISE IN RESPECT OF THIS AGREEMENT (EXCLUDING, FOR THE AVOIDANCE OF DOUBT, THE REGISTRATION RIGHTS AGREEMENT) FOR EXEMPLARY, SPECIAL, PUNITIVE, INDIRECT, REMOTE OR SPECULATIVE DAMAGES EXCEPT TO THE EXTENT ANY SUCH PARTY SUFFERS SUCH DAMAGES TO AN UNAFFILIATED THIRD PARTY IN CONNECTION WITH A LOSS, IN WHICH EVENT SUCH DAMAGES SHALL BE RECOVERABLE.

4.13         Business Opportunities. The Company recognizes that the Investors are private equity funds and that the Investors, their partners or investors, and professionals affiliated with the Investors (such persons, together with the operating companies described in this sentence, are collectively referred to as the “White Deer Group” and individually as a “White Deer Group Member”) invest in, serve on the boards of directors and other governing bodies of, serve as officers of, provide services to and have minority and controlling ownership interests in, existing and future operating companies. Nothing in this Agreement or the nature of the existing or any future relationship between any White Deer Group Member, on the one hand, and the Company or any of its Affiliates, on the other, will prohibit any White Deer Group Member from engaging in any activity or business opportunity whatsoever for its own account or will require any White Deer Group Member to make any business opportunity available to the Company, even if such activity or business opportunity competes with or relates to the business conducted by the Company. Notwithstanding the foregoing, no Investor may (and each Investor shall cause its Affiliates not to) engage in any activity or business opportunity that is (a) presented to the Investor Director in such person’s capacity as a director of the Company and with respect to which no other White Deer Group Member (other than the Investor Director) independently receives notice or otherwise identifies such activity or opportunity or (b) identified by the White Deer Group solely through the disclosure of information by or on behalf of the Company.

4.14         Certain Tax Matters.

(a)          If the Company determines that withholding of tax with respect to the Series A Shares, the Warrants or the Warrant Shares held by an Investor is necessary, the Company shall use commercially reasonable efforts to notify such Investor reasonably in advance of such withholding, and provide such Investor with a reasonable opportunity to establish an exemption or other basis for reducing or eliminating such withholding tax.

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(b)          The Company shall cooperate with the Investors, and shall use commercially reasonable efforts to provide the Investors with information that the Investors may request, in connection with the Investors’ tax reporting and withholding obligations relating to the Series A Shares, the Warrants and the Warrant Shares, including, with respect to each dividend payable on the Series A Shares (whether in cash or in kind), providing the Investors with a contemporaneous reasonable estimate as to the amount of any such dividend that is expected to be treated as a dividend pursuant to section 301(c)(1) of the Internal Revenue Code of 1986, as amended.

ARTICLE V

Miscellaneous

5.1           Termination. This Agreement may be terminated at any time prior to the Closing:

(a)          by either the Investors or the Company if the Closing shall not have occurred by March 19, 2013; provided, however, that the right to terminate this Agreement under this Section 5.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date;

(b)          by either the Investors or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and nonappealable; or

(c)          by the mutual written consent of the Investors and the Company.

5.2           Effect of Termination. In the event of termination of this Agreement as provided in Section 5.1, this Agreement shall forthwith become void (except for the provisions of this Article V and of the Confidentiality Agreement, which shall continue in full force and effect) and there shall be no liability on the part of any party hereto, except that nothing herein shall relieve any party from liability for any willful, material breach of this Agreement. “Confidentiality Agreement” means the letter agreement, dated December 12, 2012, by and between the Company and White Deer Energy L.P.

5.3           Amendment. No amendment of any provision of this Agreement shall be effective unless made in writing and signed by a duly authorized representative of each party.

5.4           Waivers. The conditions to each party’s obligation to consummate the Purchase are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. Any failure by any party to comply with any of its obligations, agreements or covenants herein may be waived by the party to whom such compliance is owed. No waiver will be effective unless it is in a writing signed by a duly authorized officer or representative of the waiving party that makes express reference to the provision or provisions subject to such waiver. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

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5.5           Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by PDF (Portable Document Format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

5.6           Governing Law; Submission to Jurisdiction, Etc. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any other jurisdiction. With respect to any lawsuit or claim arising out of or in connection with any Transaction Document, each of the parties hereto agrees (a) to submit to the personal jurisdiction of the State or Federal courts in the Borough of Manhattan, the City of New York, (b) that jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Section 5.8. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to the Transaction Documents or the transactions contemplated hereby or thereby.

5.7           Specific Performance. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or in equity.

5.8           Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by facsimile (transmission confirmed), or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)          If to the Investors, to:

c/o White Deer Energy L.P.

667 Madison Ave., 4th Floor

New York, New York 10065

Attention: Thomas J. Edelman

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Telephone: (212) 371-1117

Facsimile: (212) 888-6877

and

c/o White Deer Energy L.P.

700 Louisiana, Suite 4770

Houston, Texas 77002

Attention: James E. Saxton

Telephone: (713) 581-6906

Facsimile: (713) 581-6901

and

Vinson & Elkins LLP

666 Fifth Avenue, 26th Floor

New York, New York 10103

Attention: Robert Seber

Telephone: (212) 237-0132

(b)          If to the Company, to:

Emerald Oil, Inc.

1600 Broadway, Suite 1360

Denver, Colorado 80202

Attention: McAndrew Rudisill

Telephone: (303) 323-0008

Facsimile: (303) 323-0008

and

Mayer Brown LLP

700 Louisiana, Suite 3400

Houston, Texas 77002

Attention: Kirk Tucker

Telephone: (713) 238-2500

Facsimile: (713) 238-4603

5.9           Publicity. Except as set forth below, no public release or announcement concerning the Transactions shall be issued by the Company, its Subsidiaries or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company or its Subsidiaries) (which consents shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the affected party shall allow the other parties hereto, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. The Company shall by 8:30 a.m. (New York City time) on the fourth trading day immediately following the date of this Agreement file a Current Report on Form 8-K disclosing the execution and delivery of this Agreement as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by applicable law or the SEC or NYSE MKT.

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5.10         Entire Agreement, Etc. This Agreement (including the Annexes and Schedules) and the other Transaction Documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties hereto, with respect to the subject matter hereof.

5.11         Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void. This Section 5.11 applies only to an assignment of this Agreement and the rights, remedies, obligations and liabilities arising hereunder and does not apply to a sale, transfer or assignment of Purchased Securities or Warrant Shares, which is addressed in Section 4.3.

5.12         Severability. If any provision of this Agreement or the Registration Rights Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination, the parties hereto shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties hereto.

5.13         No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investors (and any persons to whom an Investor has transferred its rights hereunder in accordance with this Agreement), any benefits, rights, or remedies.

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5.14         Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes” or “Schedules,” such reference shall be to a Recital, Article or Section of, or Annex or Schedule to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In connection with the interpretation or enforcement of this Agreement, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Time is of the essence for each and every provision of this Agreement. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean any day except a Saturday, Sunday or other day on which (a) NYSE MKT is not open for trading or (b) commercial banks in the State of New York or the State of Montana are authorized or required by law or executive order to close.

[Signature Page Follows.]

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first herein above written.

EMERALD OIL, INC.

By:	/s/ McAndrew Rudisill
	Name:	McAndrew Rudisill
	Title:	President

WDE EMERALD HOLDINGS LLC

By:	/s/ Thomas J. Edelman
	Name:	Thomas J. Edelman
	Title:	President

WHITE DEER ENERGY FI L.P.

By:	Edelman & Guill Energy L.P., its general partner

By:	Edelman & Guill Energy Ltd., its general partner

By:	/s/ Thomas J. Edelman
	Name:	Thomas J. Edelman
	Title:	Director

Signature Page to Securities Purchase Agreement

Annex A – Form of Certificate of Designations of Series A Perpetual Preferred Stock

[See Attached.]

Annex A – Form of Certificate of Designations of Series A Perpetual Preferred Stock

Annex A to Securities Purchase Agreement

CERTIFICATE OF DESIGNATIONS

OF

SERIES A PERPETUAL PREFERRED STOCK

OF

EMERALD OIL, INC.

EMERALD OIL, INC., a corporation organized and existing under the Montana Business Corporation Act (the “Corporation”), in accordance with the provisions of Sections 35-1-618 and 35-1-619 thereof, does hereby certify:

The board of directors of the Corporation (the “Board of Directors”), in accordance with the provisions of the Articles of Incorporation and the Bylaws and applicable law, pursuant to a unanimous written consent of the Board of Directors dated [●], 2013, adopted the following resolution creating a series of 650,000 shares of Preferred Stock designated as “Series A Perpetual Preferred Stock”:

RESOLVED, that pursuant to the authority vested in the Board of Directors and in accordance with the provisions of the articles of incorporation of the Corporation and applicable law, a series of Preferred Stock, par value $0.001 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof (in addition to those set forth in the articles of incorporation of the Corporation that are applicable to Preferred Stock of all series), of the shares of such series, are as follows:

Section 1.        Designation. The distinctive serial designation of such series of Preferred Stock is “Series A Perpetual Preferred Stock” (“Series A”). Each share of Series A shall be identical in all respects to every other share of Series A.

Section 2.        Number of Shares. The authorized number of shares of Series A shall be 650,000. Shares of Series A that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and retired and revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Series A may be reissued only as shares of any series other than Series A).

Section 3.        Definitions. As used herein with respect to Series A:

(a)        “Accrued and Unpaid Dividend Amount” has the meaning set forth in Section 4(a).

(b)        “Accrued Principal Amount” means, with respect to each share of Series A, on any date of determination, the sum of (i) $100.00 and (ii) the accrued and unpaid dividends thereon (including, if applicable as provided in Section 4(a), dividends on such amount), whether or not declared, to such date.

(c)       “Additional Directors” has the meaning set forth in Section 11(a).

(d)       “Articles of Incorporation” means the articles of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations and the Series B Certificate.

(e)        “Board of Directors” has the meaning set forth in the preamble hereto.

(f)        “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in Billings, Montana or New York, New York generally are authorized or obligated by law, regulation or executive order to close.

(g)        “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(h)       “Certificate of Designations” means this Certificate of Designations relating to Series A, as it may be amended from time to time.

(i)        “Change of Control” means the occurrence of any of the following events:

(i)        the sale, lease or transfer, in one transaction or a series of related transactions, of more than 50% of the Corporation’s assets (determined on a consolidated basis) to any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act) other than a Wholly Owned Subsidiary; provided, however, that a transaction covered by this clause (i) shall not be a Change of Control if a Specified Person is a party in the transaction; or

(ii)        the consolidation or merger of the Corporation with or into any other Person or the merger of another Person with or into the Corporation, pursuant to which the holders of 100% of the total voting power of the total outstanding capital stock of the Corporation immediately prior to the consummation of such consolidation or merger do not beneficially own (within the meaning of Rule 13d-3 of the Exchange Act) in the aggregate more than 50% of the total voting power of the total outstanding capital stock of the continuing or surviving Person immediately after such transaction; provided, however, that a transaction covered by this clause (ii) shall not be a Change of Control if the parties to such transaction include a Specified Person; or

(iii)        the acquisition, directly or indirectly, by any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act), other than a Specified Person, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the total outstanding capital stock of the Corporation; provided, however, that a transaction covered by this clause (iii) shall not be a Change of Control if the party from whom such stock is acquired in such acquisition is a Specified Person; or

(iv)        the first day on which a majority of the individuals who constitute the entire Board of Directors (excluding any Additional Directors) shall not be Continuing Directors.

(j)         “Change of Control Offer” has the meaning set forth in Section 7(a).

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(k)        “Change of Control Payment Date” has the meaning set forth in Section 7(b)(ii).

(l)         “Change of Control Price” has the meaning set forth in Section 7(f).

(m)       “Common Stock” means the common stock, par value $0.001 per share, of the Corporation.

(n)        “Continuing Directors” means individuals (i) who are directors of the Corporation on the Original Issue Date (“Incumbent Directors”), (ii) whose nomination for election or election to the Board of Directors was approved by a majority of the Incumbent Directors then still in office, or (iii) whose nomination for election or election to the Board of Directors was approved by a majority of the Incumbent Directors and the directors approved pursuant to clause (ii) then still in office.

(o)        “Corporation” has the meaning set forth in the preamble hereto.

(p)        “Credit Facility” means the Credit Agreement, dated as of November 20, 2012, among the Corporation, Wells Fargo Bank, N.A. and the lenders party thereto, as it may be amended from time to time, or any other credit agreement pursuant to which the Credit Facility is repaid or otherwise refinanced.

(q)        “Default” means an Event of Default or an Event of Material Default.

(r)        “Dividend Payment Date” means each March 31, June 30, September 30 and December 31, commencing on March 31, 2013.

(s)        “Dividend Period” has the meaning set forth in Section 4(a).

(t)        “Dividend Record Date” has the meaning set forth in Section 4(a).

(u)        “Event of Default” means, with respect to the Credit Facility, an “Event of Default” pursuant thereto other than as set forth in the definition of Event of Material Default, or in each case pursuant to any similar provision contained in any credit agreement pursuant to which the Credit Facility is repaid or otherwise refinanced.

(v)        “Event of Material Default” means, with respect to the Credit Facility, an “Event of Default” pursuant to Sections (i) 10.01(a) (Loan Principal Payments), (ii) 10.01(b) (Loan Interest and Fee Payments), (iii) 10.01(d) (Covenant Breaches) (solely with respect to the failure to observe or perform any covenant, condition or agreement contained in Sections 9.01(a) (Debt/EBITDAX Ratio), 9.01(b) (Current Ratio), 9.01(c) (Fixed Charge Coverage Ratio), 9.02 (Debt) or 9.11 (Mergers, Etc.) thereof), (iv) 10.01(f) (Material Indebtedness Payments), (v) 10.01(g) (Material Indebtedness Acceleration), (vi) 10.01(h) (Involuntary Bankruptcy) or (vii) 10.01(i) (Voluntary Bankruptcy) thereof, or in each case pursuant to any similar provision contained in any credit agreement pursuant to which the Credit Facility is repaid or otherwise refinanced.

(w)        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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(x)        “Investor Director” has the meaning set forth in Section 10.

(y)        “Junior Stock” means the Common Stock, Series B and any other class or series of stock of the Corporation (other than Series A) that ranks junior to Series A either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(z)        “Liquidation Preference” means, with respect to each share of Series A, on any date of determination, the sum of (i)(A) after the Original Issue Date through and including the second anniversary thereof, $112.50, (B) after the second anniversary of the Original Issue Date through and including the third anniversary thereof, $110.00, (C) after the third anniversary of the Original Issue Date through and including the fourth anniversary thereof, $105.00 and (D) thereafter, $100.00 and (ii) the accrued and unpaid dividends thereon (including, if applicable as provided in Section 4(a), dividends on such amount), whether or not declared, to such date.

(aa)       “NYSE MKT” means NYSE MKT LLC.

(bb)       “Original Issue Date” means [●], 2013.

(cc)       “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

(dd)       “PIK Warrant” has the meaning set forth in Section 4(a).

(ee)      “Preferred Stock” means any and all series of preferred stock, par value $0.001 per share, of the Corporation, including Series A and Series B.

(ff)        “Purchase Agreement” means the Securities Purchase Agreement, dated as of February 1, 2013, by and among the Corporation, WDE Emerald Holdings LLC, a Delaware limited liability company, and White Deer Energy FI L.P., a Cayman Islands exempted limited partnership, including all schedules and annexes thereto, as it may be amended from time to time.

(gg)      “Series A” has the meaning set forth in Section 1.

(hh)      “Series B” means the series of Preferred Stock designated as “Series B Voting Preferred Stock.”

(ii)        “Series B Certificate” means the Certificate of Designations of Series B Voting Preferred Stock relating to Series B, as it may be amended from time to time.

(jj)        “Shareholder Approval” means, with respect to the issuance of any PIK Warrants and any shares of Common Stock issuable upon exercise of such PIK Warrants, the approval, in accordance with Section 705 of the NYSE MKT Company Guide, of the stockholders of the Corporation required to authorize such issuances pursuant to Section 713 of the NYSE MKT Company Guide.

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(kk)     “Specified Person” means White Deer Energy L.P. or any of its affiliates, including White Deer Energy TE L.P. and White Deer Energy FI L.P.

(ll)        “Subsidiary” means, with respect to any person, those entities of which such person owns or controls more than 50% of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent.

(mm)    “Warrants” means the Warrants to purchase shares of Common Stock, issued pursuant to the Purchase Agreement, including Section 1.4 thereof.

(nn)       “Weighted Average Price” means, with respect to one share of Common Stock, on any date of determination, the dollar volume-weighted average price for such security on NYSE MKT or, if the Common Stock is no longer traded on NYSE MKT, the principal U.S. national securities exchange on which the Common Stock is then traded, for the 10 consecutive trading days immediately preceding such date, as reported by Bloomberg through its “Volume at Price” functions.

(oo)        “Wholly Owned Subsidiary” means any subsidiary of the Corporation to the extent that all of the securities of any class or classes of capital stock of such subsidiary entitling the holders thereof (whether at all times or at the times that such class of capital stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such subsidiary are owned directly or indirectly by the Corporation.

Section 4.        Dividends.

(a)        Rate. The holders of Series A shall be entitled to receive, on each share of Series A, out of funds legally available for the payment of dividends under Montana law, cumulative cash dividends at a per annum rate of 10% on the Accrued Principal Amount. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date), and shall be payable in arrears (as provided in this Section 4(a)). On any Dividend Payment Date during the period commencing on the Original Issue Date and ending on March 31, 2015, the Corporation may, instead of paying any dividends then due on shares of Series A to the holders of Series A in cash (such amount, the “Accrued and Unpaid Dividend Amount”), issue to each such holder (i) a number of additional shares of Series A equal to (A) the Accrued and Unpaid Dividend Amount due to such holder divided by (B) $100.00 and (ii) an additional Warrant (each, a “PIK Warrant”) exercisable for a number of shares of Common Stock equal to (A) the Accrued and Unpaid Dividend Amount due to such holder divided by (B) the Weighted Average Price as of such Dividend Payment Date; provided, however, that the Corporation may not issue such additional shares of Series A or such PIK Warrants, and shall pay such Accrued and Unpaid Dividend Amount in cash, unless and until the Corporation first obtains Shareholder Approval. Thereafter, the Board of Directors shall declare dividends, payable on each Dividend Payment Date, subject only to the legal availability of funds for declaration and payment thereof. If any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series A on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day with the same force and effect as if made on such Dividend Payment Date. The amount of dividends payable on Series A shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and with respect to any date of determination that is not a Dividend Payment Date, actual days elapsed over a 30-day month.

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Dividends that are payable on Series A on any Dividend Payment Date shall be payable to the holders of record of Series A as they appear on the stock register of the Corporation on the applicable record date, which shall be the fifteenth (15th) calendar day before such Dividend Payment Date (as originally scheduled) or such other record date fixed by the Board of Directors that is not more than sixty (60) days nor less than ten (10) days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on the calendar day immediately following a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the Original Issue Date of Series A) and shall end on and include the next Dividend Payment Date. Dividends payable in respect of a Dividend Period shall be payable in arrears on the Dividend Payment Date ending such Dividend Period.

(b)        Priority of Dividends. When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable Dividend Record Date) on any Dividend Payment Date in full upon Series A, all dividends declared on Series A and payable on such Dividend Payment Date shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on Series A (including, if applicable as provided in Section 4(a), dividends on such amount) bear to each other.

Section 5.        Liquidation Rights.

(a)        Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series A shall be entitled to receive for each share of Series A, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, but before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other Junior Stock, payment in full in an amount equal to the Liquidation Preference of such share as of the date of such liquidation, dissolution, winding up.

(b)        Partial Payment. If in any distribution described in Section 5(a) or Section 11(b), the assets of the Corporation or proceeds thereof are not sufficient to pay the aggregate Liquidation Preferences in full to all holders of Series A as to such distribution, the amounts paid to the holders of Series A shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series A.

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(c)        Residual Distributions. If in any distribution described in Section 5(a) or Section 11(b), the aggregate Liquidation Preferences have been paid in full to all holders of Series A, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d)        Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series A receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation, but shall be governed by Section 7.

Section 6.        Redemption.

(a)        Optional Redemption. From and after [●], 2013, the Corporation, at its option, may redeem, in whole at any time or in part from time to time, the shares of Series A at the time outstanding, upon notice given as provided in Section 6(b), at a redemption price per share equal to the Liquidation Preference of such share as of the redemption date; provided that the minimum number of shares of Series A redeemable at any time is the lesser of (i) 50,000 shares of Series A and (ii) the number of shares of Series A outstanding. The redemption price for any shares of Series A shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent.

(b)        Notice of Redemption. Notice of every redemption of shares of Series A shall be given to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least thirty (30) days and not more than sixty (60) days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A. Each notice of redemption given to a holder shall state: (i) the redemption date; (ii) the number of shares of Series A to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(c)        Partial Redemption. In case of any redemption of part of the shares of Series A at the time outstanding, the shares to be redeemed shall be selected pro rata among the holders of Series A. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

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(d)        Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7.        Offer to Purchase Upon a Change of Control.

(a)        In connection with the occurrence of a Change of Control, the Corporation shall make an offer to purchase all of the shares of Series A outstanding (a “Change of Control Offer”) on the terms set forth in this Section 7. The Change of Control Offer shall be made in compliance with all applicable laws, including, without limitation (if applicable), Regulation 14E and 14D under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 7, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 7 by virtue thereof.

(b)        No sooner than fifteen (15) days and within that time period, as soon as reasonably practicable, prior to the consummation, or anticipated consummation, of a Change of Control, the Corporation shall commence the Change of Control Offer by mailing to each holder of shares of Series A a notice, which shall govern the terms of the Change of Control Offer, and shall state:

(i)        that the Change of Control Offer is being made pursuant to this Section 7 and that all shares of Series A tendered will be accepted for payment subject to the consummation of the Change of Control;

(ii)      the Change of Control Price (as defined below) and the date until which the Corporation may accept for payment shares of Series A (the “Change of Control Payment Date”), which shall be (subject to consummation of the Change of Control) no later than forty-five (45) days after the date the Change of Control occurs;

(iii)     that any shares of Series A not tendered for payment pursuant to the Change of Control Offer shall continue to accrue dividends and be redeemable in accordance with the terms hereof;

(iv)      that, unless the Corporation defaults in the payment of the Change of Control Price, all shares of Series A accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends on the Change of Control Payment Date;

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(v)        that any holder electing to have certificates representing shares of Series A pursuant to a Change of Control Offer shall be required to surrender such certificates representing shares of Series A to the Corporation or its designated agent at the address specified in the notice prior to the close of business on the Change of Control Payment Date;

(vi)      that any holder of a share of Series A shall be entitled to withdraw such election if the Corporation or its designated agent receives, not later than the close of business on the Change of Control Payment Date, a PDF (Portable Document Format), facsimile transmission or letter setting forth the name of such holder, the number of shares of Series A such holder delivered for purchase, and a statement that such holder is withdrawing its election to have such shares of Series A purchased;

(vii)      that a holder whose shares of Series A are being purchased only in part shall be issued new shares of Series A for the unpurchased shares of Series A represented by any certificate surrendered;

(viii)    the instructions that the holders of Series A must follow in order to tender their shares of Series A; and

(ix)      the circumstances and relevant facts regarding such Change of Control.

(c)        On the Change of Control Payment Date, the Corporation shall, to the extent of funds legally available therefore and otherwise lawful, accept for payment the shares of Series A tendered and not withdrawn pursuant to the Change of Control Offer. The Corporation shall promptly mail to each holder of shares of Series A so accepted payment (or pay in person any holder presenting itself at the Corporation) in an amount equal to the purchase price for such shares, and the unpurchased shares of Series A surrendered, if any.

(d)        The Corporation shall make a public announcement of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e)        The Corporation shall not enter into any agreement providing for a Change of Control unless the agreement permits the Corporation or any successor entity to comply with the provisions hereof.

(f)        “Change of Control Price” means an amount of cash per share of Series A equal to the Liquidation Preference of such share as of the Change of Control Payment Date.

Section 8.        Conversion. The holders of Series A shares shall have no right to exchange or convert such shares into any other securities.

Section 9.        Voting Rights.

(a)        General. The holders of Series A shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

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(b)        Voting Rights as to Particular Matters.

(i)        So long as any shares of Series A are outstanding, in addition to any other vote or consent of stockholders of the Corporation required by law or by the Articles of Incorporation, the vote or consent of the holders of a majority of the shares of Series A at the time outstanding and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(A)        any action or failure to act involving the Corporation or any of its Subsidiaries that adversely affects the rights, preferences, privileges or powers of Series A relative to any other class or series of capital stock of the Corporation;

(B)        any amendment, alteration, waiver or repeal of any provision of the articles or certificate of incorporation or bylaws or other organizational documents of the Corporation or any of its Subsidiaries (including the Articles of Incorporation and the Bylaws) so as to change the rights, preferences, privileges or powers of Series A;

(C)        any issuance of debt securities or incurrence of indebtedness for borrowed money, in each case by the Corporation or any of its Subsidiaries that breaches any financial covenant set forth in the Credit Facility or any other credit agreement pursuant to which the Credit Facility is repaid or otherwise refinanced, unless all or a portion of the proceeds of such issuance or incurrence are used by the Corporation or any such Subsidiary to redeem all of the shares of Series A at the time outstanding in accordance with Section 6;

(D)        any issuance of any shares of any class or series of capital stock of the Corporation, or any rights or securities exercisable or exchangeable for or convertible into any such shares, ranking pari passu with or senior to Series A with respect to either or both the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(E)        any declaration or payment of dividends on any Common Stock or other Junior Stock; or

(F)        any redemption or repurchase of any shares of any class or series of capital stock of the Corporation, other than Series A and any shares of Common Stock withheld by the Corporation to pay taxes upon the granting or vesting of awards to any of its employees under any equity compensation plan of the Corporation;

provided, however, that the transactions contemplated in the Purchase Agreement, the Series B Certificate and the Warrant shall be permitted without any vote or consent of the holders of shares of Series A.

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(ii)        Upon the occurrence of a Default, if (x) in the case of an Event of Material Default, such Default shall (i) not have been cured or waived within thirty (30) days or (ii) not have been cured or waived and shall have resulted in any payment pursuant to the Credit Facility becoming due and payable prior to its scheduled maturity, whether by acceleration or otherwise, or (y) in the case of an Event of Default, such Default shall not have been cured or waived and shall have resulted in any payment pursuant to the Credit Facility becoming due and payable prior to its scheduled maturity, whether by acceleration or otherwise, then in addition to any other vote or consent of stockholders of the Corporation required by law or by the Articles of Incorporation, the vote or consent of the holders of a majority of the shares of Series A at the time outstanding and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(A)        any issuance of debt securities or incurrence of indebtedness for borrowed money or guaranty thereof, in each case by the Corporation or any of its Subsidiaries;

(B)        (1) any change in compensation of any officer of the Corporation, (2) any employment or severance agreement with or benefit plan for any officer of the Corporation or (3) any amendment of any employment or severance agreement with or benefit plan for an officer of the Corporation; or

(C)        any agreement, contract or other arrangement pursuant to which the Company or any of its Subsidiaries would pay or otherwise be liable for or reasonably expect to pay or otherwise be liable for, an aggregate amount in excess of $1,000,000 over the term of such agreement, contract or other arrangement.

(c)        Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series A (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Series A is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series A has been cast or given on any matter on which the holders of shares of Series A are entitled to vote shall be determined by the Corporation by reference to the Liquidation Preferences of the shares voted or covered by the consent.

Section 10.        Board Designation Rights. So long as any shares of Series A are outstanding, the holders of Series A shall be entitled to elect an individual designated by the holders of a majority of the shares of Series A (the “Investor Director”) to serve as an additional member of the Board of Directors. The authorized number of directors constituting the Board of Directors shall be automatically increased by one directorship, if necessary, to allow for the election of the Investor Director. The Investor Director may be removed at any time with or without cause only by the holders of a majority of the shares of Series A. Any vacancy in the directorship of the Investor Director shall be filled only by the holders of a majority of the shares of Series A.

Section 11.        Default. Upon the occurrence of a Default, if (x) in the case of an Event of Material Default, such Default shall (i) not have been cured or waived within thirty (30) days or (ii) have not been cured or waived and results in any payment pursuant to the Credit Facility becoming due and payable prior to its scheduled maturity, whether by acceleration or otherwise, or (y) in the case of an Event of Default, such Default shall have resulted in any payment pursuant to the Credit Facility becoming due and payable prior to its scheduled maturity, whether by acceleration or otherwise, then:

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(a)        the holders of Series A shall be entitled to elect a number of individuals designated by the holders of a majority of the shares of Series A (the “Additional Directors”) that, together with the Investor Director, would constitute the greatest number of members of the Board of Directors that does not exceed 25% of total number of members of the Board of Directors to serve as additional members of the Board of Directors; provided, however, that if at any time such Default is cured or waived by the holders of Series A, then such Additional Directors shall be removed from the Board of Directors and the holders of Series A shall have no further rights pursuant to this Section 11(a). The authorized number of directors constituting the Board of Directors shall be increased by such number of directorships, if necessary, to allow for the election of the Additional Directors. An Additional Director may be removed at any time with or without cause only by the holders of a majority of the shares of Series A. Any vacancy in the directorship of an Additional Director shall be filled only by the holders of a majority of the shares of Series A; and

(b)        the holders of Series A shall be entitled to elect to receive for each share of Series A, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, but before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other Junior Stock, payment in full in an amount equal to the Liquidation Preference of such share as of the date of such Default.

Section 12.        Record Holders. To the fullest extent permitted by applicable law, the Corporation may deem and treat the record holder of any share of Series A as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

Section 13.        Notices. All notices or communications in respect of Series A shall be sufficiently given if given in writing and delivered in person or by fax, overnight or certified mail, or if given in such other manner as may be permitted in this Certificate of Designations, in the Articles of Incorporation or Bylaws or by applicable law.

Section 14.        No Preemptive Rights. No share of Series A shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 15.        Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

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Section 16.        Other Rights. The shares of Series A shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

[Signature Page Follows.]

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IN WITNESS WHEREOF, EMERALD OIL, INC. has caused this certificate to be signed this [●] day of [●], 2013.

EMERALD OIL, INC.

By:
Name: McAndrew Rudisill
Title: President

Annex B – Form of Certificate of Designations of Series B Voting Preferred Stock

[See Attached.]

Annex B – Form of Certificate of Designations of Series B Voting Preferred Stock

Annex B to Securities Purchase Agreement

CERTIFICATE OF DESIGNATIONS

OF

SERIES B VOTING PREFERRED STOCK

OF

EMERALD OIL, INC.

EMERALD OIL, INC., a corporation organized and existing under the Montana Business Corporation Act (the “Corporation”), in accordance with the provisions of Sections 35-1-618 and 35-1-619 thereof, does hereby certify:

The board of directors of the Corporation (the “Board of Directors”), in accordance with the provisions of the Articles of Incorporation and the Bylaws and applicable law, pursuant to a unanimous written consent of the Board of Directors dated [●], 2013, adopted the following resolution creating a series of 6,500,000 shares of Preferred Stock designated as “Series B Voting Preferred Stock”:

RESOLVED, that pursuant to the authority vested in the Board of Directors and in accordance with the provisions of the articles of incorporation of the Corporation and applicable law, a series of Preferred Stock, par value $0.001 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof (in addition to those set forth in the articles of incorporation of the Corporation that are applicable to Preferred Stock of all series), of the shares of such series, are as follows:

Section 1.        Designation. The distinctive serial designation of such series of Preferred Stock is “Series B Voting Preferred Stock” (“Series B”). Each share of Series B shall be identical in all respects to every other share of Series B.

Section 2.        Number of Shares. The authorized number of shares of Series B shall be 6,500,000. Shares of Series B that are purchased or otherwise acquired by the Corporation may thereafter be reissued or otherwise disposed of by the Corporation in accordance herewith or may be retired and cancelled by the Corporation.

Section 3.        Definitions. As used herein with respect to Series B:

(a)        “Articles of Incorporation” means the articles of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations and the Series A Certificate.

(b)        “Board of Directors” has the meaning set forth in the preamble hereto.

(c)        “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(d)        “Certificate of Designations” means this Certificate of Designations relating to Series B, as it may be amended from time to time.

(e)        “Common Stock” means the common stock, par value $0.001 per share, of the Corporation.

(f)         “Corporation” has the meaning set forth in the preamble hereto.

(g)        “NYSE MKT” means NYSE MKT LLC.

(h)        “PIK Warrants” means the Warrants to purchase shares of Common Stock issued pursuant to Section 1.4 of the Purchase Agreement.

(i)        “Preferred Stock” means any and all series of preferred stock, par value $0.001 per share, of the Corporation, including Series A and Series B.

(j)        “Purchase Agreement” means the Securities Purchase Agreement, dated as of February 1, 2013, by and among the Corporation, WDE Emerald Holdings LLC, a Delaware limited liability company, and White Deer Energy FI L.P., a Cayman Islands exempted limited partnership, including all schedules and annexes thereto, as it may be amended from time to time.

(k)        “Series A” means the series of Preferred Stock designated as “Series A Perpetual Preferred Stock.”

(l)         “Series A Certificate” means the Certificate of Designations of Series A Perpetual Preferred Stock relating to Series A, as it may be amended from time to time.

(m)       “Series B” has the meaning set forth in Section 1.

(n)        “Shareholder Approval” means, with respect to the issuance of any PIK Warrants and any shares of Common Stock issuable upon exercise of such PIK Warrants, the approval, in accordance with Section 705 of the NYSE MKT Company Guide, of the stockholders of the Corporation required to authorize such issuances pursuant to Section 713 of the NYSE MKT Company Guide.

(o)        “Warrants” means the Warrants to purchase shares of Common Stock issued pursuant to the Purchase Agreement, including the PIK Warrants.

(p)        “Voting Stock” means Series B and Common Stock.

Section 4.        Dividends. No dividends shall be paid to the holders of Series B.

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Section 5.        Liquidation Rights. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series B shall be entitled to receive for each share of Series B, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation and any distributions of such assets or proceeds made to or set aside for the holders of Series A, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Series B as to such distribution, payment in full in an amount equal to $0.001 per share. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series B receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6.        Conversion, Redemption and Other Rights.

(a)        Series B is not convertible into any other class or series of the capital stock of the Corporation or into cash, property or other rights, and no share of Series B may be redeemed prior to January 1, 2020.

(b)        On and from time to time after January 1, 2020, the Corporation may, at its option, redeem, in whole or in part, the then-outstanding shares of Series B, at a redemption price per share equal to $0.001. The redemption price for any such shares of Series B shall be payable on the applicable redemption date selected by the Corporation to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. The Corporation may elect to pay the redemption price in cash or whole shares of Common Stock of the Corporation with a value equal to the Market Price (as defined in the Warrant) on the trading day immediately preceding the redemption date.

(c)        If on or before each redemption date all funds or shares of Common Stock necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the applicable redemption date all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on the applicable redemption date cease and terminate, except only the right of the holders thereof to receive the redemption price payable on such redemption from such bank or trust company, without interest. Any funds or shares of Common Stock unclaimed at the end of ninety days from the applicable redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7.        Transfer; Surrender Upon Exercise of Warrants. Each share of Series B shall be issued as a unit with a Warrant, or portion thereof, representing the right to purchase one share of Common Stock and may only be sold or otherwise transferred concurrently with the sale of such Warrant. Any sale or transfer, or purported sale or transfer, of shares of Series B shall be null and void, and the Corporation shall have no obligation to effect any transfer, unless the foregoing transfer restrictions are strictly observed. In the event that a holder of Series B exercises its right to acquire Common Stock of the Corporation pursuant to a Warrant, such holder shall surrender to the Corporation a number of shares of Series B of such holder equal to the number of shares of Common Stock purchased upon exercise of such Warrant. In no event shall the Corporation issue any shares of Series B other than in connection with the issuance of Warrants pursuant to and in accordance with the Purchase Agreement, including Section 1.4 thereof (which provides that no PIK Warrants shall be issuable unless and until the Company first obtains Shareholder Approval) and otherwise in connection with such Warrants.

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Section 8.        Voting Rights.

(a)        Each share of Series B shall be entitled to one vote. So long as any shares of Series B are outstanding, in addition to any other vote or consent of stockholders of the Corporation required by law or by the Articles of Incorporation, the holders of Series B shall be entitled to vote in the election of directors and on all other matters submitted to a vote of the holders of Common Stock, with Series B and Common Stock voting together as a single class. If more than one person holds Series B, then the voting rights of such persons shall be reduced pro rata according to their ownership percentages in order to comply with this limitation. Any share of Series B and, if applicable, other Voting Stock with respect to which the holders of Series B and their affiliates are not entitled to vote pursuant to the limitations in this Section 8(a), shall not be considered, in determining whether a quorum is present at any meeting of stockholders of the Corporation, as outstanding shares of capital stock entitled to vote at such meeting.

(b)        So long as any shares of Series B are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles of Incorporation, the vote or consent of the holders of a majority of the shares of Series B at the time outstanding and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)        any action or failure to act involving the Corporation or any of its Subsidiaries that adversely affects the rights, preferences, privileges or powers of Series B relative to any other class or series of capital stock of the Corporation; and

(ii)        any amendment, alteration, waiver or repeal of any provision of the articles or certificate of incorporation or bylaws or other organizational documents of the Corporation or any of its Subsidiaries (including the Articles of Incorporation and the Bylaws) so as to change the rights, preferences, privileges or powers of Series B.

Notwithstanding anything herein to the contrary, in no event shall any holder of shares of Series B be entitled to (x) vote on any matter on which Series B is entitled to vote unless such holder shall also be the record holder of the corresponding Warrant that is part of the unit with such shares or (y) cast a number of votes in excess of the number of shares purchasable upon exercise of the Warrants of which such holder is the record holder. Furthermore, except as provided by law, no share of Series B shall have any voting rights following January 1, 2020.

Section 9.        Record Holders. To the fullest extent permitted by applicable law, the Corporation may deem and treat the record holder of any share of Series B as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

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Section 10.        Notices. All notices or communications in respect of Series B shall be sufficiently given if given in writing and delivered in person or by fax, overnight or certified mail, or if given in such other manner as may be permitted in this Certificate of Designations, in the Articles of Incorporation or Bylaws or by applicable law.

Section 11.        No Preemptive Rights. No share of Series B shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 12.        Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 13.        Other Rights. The shares of Series B shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

[Signature Page Follows.]

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IN WITNESS WHEREOF, EMERALD OIL, INC. has caused this certificate to be signed this [●] day of [●], 2013.

EMERALD OIL, INC.

By:
Name: McAndrew Rudisill
Title: President

Annex C – Form of Warrant

[See Attached.]

Annex C – Form of Warrant

Annex C to Securities Purchase Agreement

WARRANT TO PURCHASE COMMON STOCK

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT, DATED AS OF FEBRUARY 1, 2013, AS AMENDED FROM TIME TO TIME, BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTORS REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

THIS WARRANT IS ISSUED AS A UNIT WITH A NUMBER OF SHARES OF SERIES B VOTING PREFERRED STOCK OF THE CORPORATION EQUAL TO THE SHARES PURCHASABLE HEREBY AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN CONNECTION WITH A CORRESPONDING NUMBER OF SUCH SHARES.

WARRANT No. [●]

to purchase

[●]

Shares of Common Stock

EMERALD OIL, INC.
a Montana Corporation

Issue Date: [●], 2013

1.       Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Accrued Principal Amount” has the meaning ascribed to it in the Series A Certificate.

“Affiliate” has the meaning ascribed to it in the Purchase Agreement.

“Aggregate Cash Investment” means $50,000,000.

“Board of Directors” means the board of directors of the Corporation, including any duly authorized committee thereof.

“Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in Billings, Montana or New York, New York generally are authorized or obligated by law, regulation or executive order to close.

“Change of Control” has the meaning ascribed to it in the Series A Certificate.

“Common Stock” means the Corporation’s Common Stock, $0.001 par value per share.

“Corporation” means Emerald Oil, Inc., a Montana corporation.

“Default” has the meaning ascribed to it in the Series A Certificate.

“Event of Default” has the meaning ascribed to it in the Series A Certificate.

“Event of Material Default” has the meaning ascribed to it in the Series A Certificate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $5.77, as adjusted from time to time after the Issue Date in accordance with the terms of this Warrant.

“Expiration Time” has the meaning set forth in Section 3(a).

“Investors” means WDE Emerald Holdings LLC, a Delaware limited liability company, White Deer Energy FI L.P., a Cayman Islands exempted limited partnership, and each of their respective Affiliates.

“Issue Date” has the meaning set forth in the title of this Warrant.

“Junior Stock” has the meaning ascribed to it in the Series A Certificate.

“Liquidation Event” means the occurrence of (a) a liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, (b) an Event of Material Default that shall (i) not have been cured or waived within thirty (30) days or (ii) not have been cured or waived and shall have resulted in any payment pursuant to the Credit Facility becoming due and payable prior to its scheduled maturity, whether by acceleration or otherwise, or (c) an Event of Default that shall not have been cured or waived and shall have resulted in any payment pursuant to the Credit Agreement becoming due and payable prior to its scheduled maturity, whether by acceleration or otherwise.

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“Market Price” means, with respect to one share of Common Stock, on any date of determination, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the shares of the Common Stock on NYSE MKT on such day. If the Common Stock is not traded on NYSE MKT on any date of determination, the Market Price on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the Market Price on that date shall mean the fair market value per share as determined by the Board of Directors, acting in good faith, in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Corporation for this purpose and certified in a resolution sent to the Warrantholder. For the purposes of determining the Market Price on the “trading day” preceding, on or following the occurrence of an event, (a) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on NYSE MKT or, if trading is closed at an earlier time, such earlier time and (b) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“NYSE MKT” means NYSE MKT LLC.

“Permitted Shares” means shares of Common Stock issued or issuable (a) upon exercise of this Warrant, (b) pursuant to share dividends, distributions, subdivisions, combinations or reclassifications or (c) pursuant to employee incentive equity plans (including the Corporation’s 2011 Equity Incentive Plan), employee option plans, employee purchase plans, or other employee benefit plans established exclusively for compensatory purposes, which plans are approved by the Board of Directors.

“Person” has the meaning ascribed to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of February 1, 2013, by and among the Corporation, WDE Emerald Holdings LLC, a Delaware limited liability company, White Deer Energy FI L.P., a Cayman Islands exempted limited partnership, including all schedules and annexes thereto, as it may be amended from time to time.

“Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

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“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Series A” means the Corporation’s preferred stock designated as “Series A Perpetual Preferred Stock,” $0.001 par value per share.

“Series A Certificate” means the Certificate of Designations of Series A Perpetual Preferred Stock relating to Series A, as it may be amended from time to time.

“Series B” means the Corporation’s preferred stock designated as “Series B Voting Preferred Stock,” $0.001 par value per share.

“Series B Certificate” means the Certificate of Designations of Series B Voting Preferred Stock relating to Series B, as it may be amended from time to time.

“Share” has the meaning set forth in Section 2.

“Subsequent Gross Proceeds” has the meaning set forth in Section 14(d).

“Transaction Documents” has the meaning ascribed to it in the Purchase Agreement.

“Warrant” means this Warrant, issued pursuant to the Purchase Agreement.

“Warrantholder” means the holder of this Warrant or its permitted assigns.

“Weighted Average Price” means, with respect to one share of Common Stock, on any date of determination, the dollar volume-weighted average price for such security on NYSE MKT or, if the Common Stock is no longer traded on NYSE MKT, the principal U.S. national securities exchange on which the Common Stock is then traded, for the 10 consecutive trading days immediately preceding such date, as reported by Bloomberg through its “Volume at Price” functions.

2.       Number of Shares; Exercise Price. This certifies that, for value received, the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Corporation, in whole or in part, after the receipt of all applicable Regulatory Approvals, up to an aggregate of 5,114,633 fully paid and nonassessable shares of Common Stock (each a “Share”), at a purchase price per Share equal to the Exercise Price, provided, however, if the Warrantholder provides a certificate in a form satisfactory to the Corporation representing that Warrantholder is not subject to any restrictions under the HSR Act, the Warrantholder may exercise such Warrants without filing any notification and report forms under the HSR Act.

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3.       Exercise of Warrant; Term.

(a)       The right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the Effective Date and after the receipt of all applicable Regulatory Approvals, but in no event later than 11:59 p.m., New York City time, on December 31, 2019 (the “Expiration Time”), by (i) the surrender of (A) this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder and (B) certificates representing a number of shares of Series B equal to the Shares thereby purchased, in each case at the principal executive office of the Corporation located at 1600 Broadway, Suite 1360, Denver, Colorado 80202 (or such other office or agency of the Corporation in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Corporation), and (ii) payment of the aggregate Exercise Price for the Shares thereby purchased at the election of the Warrantholder by (A) tendering in cash, by certified or cashier’s check payable to the order of the Corporation, or by wire transfer of immediately available funds to an account designated by the Corporation, (B) electing a cashless exercise pursuant to Section 3(b), or (C) offsetting the aggregate Exercise Price against the Warrantholder’s aggregate Accrued Principal Amount as set forth in Section 3(c).

(b)       If, as of the day immediately preceding the time a Notice of Exercise is delivered to the Corporation, the Market Price is greater than the Exercise Price, in lieu of exercising this Warrant for cash, the Warrantholder may elect to receive Shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant and Notice of Exercise (which shall include notice of such election) in which event the Corporation shall issue to the Warrantholder a number of Shares computed using the following formula:

X = Y (A-B)

            A

Where:

X = the number of Shares to be issued to the Warrantholder;

Y = the number of Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised;

A = the Market Price set forth above; and

B = the Exercise Price.

(c)       In lieu of exercising this Warrant for cash, the Warrantholder may elect to pay the aggregate Exercise Price payable for the Shares being purchased by delivering to the Corporation for cancellation such number of shares of Series A held by the Warrantholder having an aggregate Accrued Principal Amount equal to such aggregate Exercise Price as of the date of such payment.

(d)       If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Corporation within a reasonable time, and in any event not exceeding five Business Days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Warrantholder will have first received any applicable Regulatory Approvals.

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(e)       The Corporation and the Warrantholder intend for any exercise of this Warrant pursuant to Section 3(b) or Section 3(c) to be treated, for U.S. federal and applicable state income tax purposes, as an exchange by the Warrantholder of this Warrant and, in the case of an exercise pursuant to Section 3(c), shares of Series A for Shares in a transaction qualifying as a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (and any similar or corresponding provision of applicable state tax law), and the Corporation agrees to report consistently for all federal and state income tax purposes.

4.       Investors Minimum Return. Upon a Change of Control or Liquidation Event, the Investors shall have the right, but not the obligation, to elect to receive from the Corporation, in exchange for all, but not less than all, shares of Series A, shares of Series B, warrants issued pursuant to the Purchase Agreement and shares of Common Stock issued upon exercise thereof that are then held by the Investors, an additional cash payment necessary to achieve a minimum internal rate of return of 25% as calculated using the Microsoft Excel XIRR function. The calculation will take into account all cash inflows from and cash outflows to the Investors, including the initial $50,000,000 cash investment by the Investors, all cash-paid dividends to the Investors, any cash-paid Liquidation Preference (as defined in the Series A Certificate) to the Investors and all cash proceeds received by the Investors from the exercise of warrants issued pursuant to the Purchase Agreement. No consideration or value will be given to any shares of Series A, shares of Series B, warrants issued pursuant to the Purchase Agreement, shares of Common Stock issued upon exercise thereof or other securities of the Corporation that are held by the Investors based on a mark-to-market value or other valuation methodology for purposes of the foregoing calculation. The rights of the Investors set forth in this Section 4 are limited to the Investors and shall not be transferable to any other Person upon a sale, transfer or other conveyance of this Warrant.

5.       Issuance of Shares; Authorization; Listing. Subject to compliance with the transfer restrictions applicable to this Warrant and the Shares pursuant to the provisions hereof and the Purchase Agreement, certificates for Shares issued upon exercise of this Warrant shall be issued in such name or names as the Warrantholder may designate and shall be delivered to such named Person or Persons within a reasonable time, not to exceed ten Business Days after the date on which this Warrant has been duly exercised and the aggregate Exercise Price for the Shares thereby purchased has been duly delivered, in accordance with the terms of this Warrant. The Corporation hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, except as otherwise provided herein, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Shares so issued shall be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the aggregate Exercise Price are delivered to the Corporation in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Corporation may then be closed or certificates representing such Shares may not be actually delivered on such date. The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Corporation shall (a) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (b) maintain such listings of such Shares at all times after issuance. The Corporation shall use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded. The Corporation and the Warrantholder shall reasonably cooperate to take such other actions as are necessary to obtain (i) any Regulatory Approvals applicable to Warrantholder’s exercise of its rights hereunder, including with respect to the issuance of the Shares and (ii) any regulatory approvals applicable to the Corporation as a result of the issuance of the Shares.

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6.       No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price on the last trading day preceding the date of exercise less the Exercise Price for such fractional share; provided, however, that the Corporation may, at its option, round up to the nearest whole share of Common Stock in lieu of any cash payment.

7.       No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Corporation prior to the date of exercise hereof. The Corporation shall at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

8.       Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation.

9.       Transfer/Assignment.

(a)       Subject to compliance with clauses (b) and (c) of this Section 9, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Corporation by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Corporation, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Corporation described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 9 shall be paid by the Corporation.

(b)       Notwithstanding the foregoing, this Warrant and any rights hereunder, and any Shares issued upon exercise of this Warrant, shall be subject to the applicable restrictions as set forth in Section 4.3 of the Purchase Agreement.

(c)       If and for so long as required by the Purchase Agreement, this Warrant Certificate shall contain a legend as set forth in Section 4.4 of the Purchase Agreement.

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(d)       The Warrant is issued as a unit with a number of shares of Series B equal to the number of Shares purchasable hereby and may not be sold or otherwise transferred except in connection with the corresponding number of such shares of Series B.

10.       Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Corporation, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Corporation shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Corporation, and the Corporation shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

11.      Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

12.      Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

13.      Rule 144 Information. The Corporation shall use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Corporation is not required to file such reports, it shall, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it shall use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the Purchase Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (b) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Corporation will deliver to such Warrantholder a written statement that it has complied with such requirements.

14.      Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

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(a)       Stock Splits, Subdivisions, Reclassifications or Combinations. If the Corporation shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, then the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date.

(b)       Reorganization, Consolidation, Merger and Other Changes. In case of any capital reorganization or change in the Common Stock of the Corporation (other than as a result of a subdivision, combination, or stock dividend provided for in Section 14(a)), or consolidation or merger of the Corporation with or into another entity, or the sale of all or substantially all of its assets to another entity shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, change, consolidation, merger or sale, lawful provision shall be made, and duly executed documents evidencing the same from the Corporation or its successor shall be delivered to the Warrantholder, so that the Warrantholder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, change, consolidation, merger or sale by a holder of the same number of shares of Common Stock as were purchasable by the Warrantholder immediately prior to such reclassification, reorganization, change, consolidation, merger or sale. In any such case appropriate provisions shall be made with respect to the rights and interest of the Warrantholder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c)       Whenever the number of Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 14, the Corporation shall forthwith file at the principal office of the Corporation a statement showing in reasonable detail the facts requiring such adjustment and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Corporation shall also cause a copy of such statement to be sent to each Warrantholder at the address appearing in the Corporation’s records. The Corporation shall also issue to the Warrantholder a number of additional shares of Series B so that, following such issuance, the number of shares of Series B issued with respect to this Warrant shall equal the number of Shares then purchasable hereby.

(d)       Issuance of Additional Shares. If at any time after the Issue Date the Corporation issues or sells (i) any shares of Common Stock in exchange for consideration in an amount per share less than the Exercise Price in effect immediately prior to such issuance or sale or (ii) any other securities of the Corporation in respect of which shares of Common Stock may be acquired (whether by exercise, conversion, exchange or otherwise) in exchange for consideration in an amount per share of Common Stock less than the Exercise Price in effect immediately prior to such issuance or sale, in each case other than Permitted Shares, then upon such issuance or sale, the Exercise Price shall be reduced to a price computed using the following formula:

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Exercise Price = (W + X)

       (Y + Z)

Where:	W =	(i) the Exercise Price in effect immediately prior to the issuance of such shares or securities multiplied by (ii) the Aggregate Cash Investment;

X =	(i) the gross transaction proceeds received by or on behalf of the Corporation with respect to the subsequent issuance or sale (the “Subsequent Gross Proceeds”) multiplied by (ii) the consideration per share at which each such share of Common Stock is issued or issuable;

Y =	the Aggregate Cash Investment; and

Z =	the Subsequent Gross Proceeds.

15.      Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the non-exclusive personal jurisdiction of the State or Federal courts in the Borough of Manhattan, The City of New York, (b) that non-exclusive jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Section 3 hereof. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to the Transaction Documents or the transactions contemplated hereby or thereby.

16.      Binding Effect. This Warrant shall be binding upon any successors or assigns of the Corporation.

17.      Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Corporation and the Warrantholder.

18.      Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second Business Day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Corporation, to:

Emerald Oil, Inc.

1600 Broadway, Suite 1360

Denver, Colorado

Attention: McAndrew Rudisill

Telephone: (303) 323-0008

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Facsimile: (303) 323-0008

If to the Warrantholder, to:

c/o White Deer Energy L.P.

667 Madison Ave., 4th Floor

New York, New York 10065

Attention: Thomas J. Edelman

Telephone: (212) 371-1117

Facsimile: (212) 888-6877

and

c/o White Deer Energy L.P.

700 Louisiana, Suite 4770

Houston, Texas 77002

Attention: James E. Saxton

Telephone: (713) 581-6906

Facsimile: (713) 581-6901

19.      Entire Agreement. This Warrant and the Transaction Documents contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Signature Page Follows.]

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IN WITNESS WHEREOF, this Warrant has been executed by the Corporation as of the date first herein above written.

EMERALD OIL, INC.

By:
	Name:	McAndrew Rudisill
	Title:	President

Attest:

By:
Name:
Title:

Signature Page to Warrant

[Form of Notice of Exercise]

Date: _________

TO:          Emerald Oil, Inc.

RE:          Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock:

☐          in cash

☐          by cashless exercise

☐          by offset to the undersigned’s Accrued Principal Amount

A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock: ____________________

Aggregate Exercise Price: ___________________________

Holder:

By:

Name:

Title:

Form of Exercise Notice

Annex D – Form of Registration Rights Agreement

[See Attached.]

Annex D – Form of Registration Rights Agreement

Annex D to Securities Purchase Agreement

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [●], 2013, by and among Emerald Oil, Inc., a Montana corporation (together with any successor entity thereto, the “Corporation”), WDE Emerald Holdings LLC, a Delaware limited liability company (“WD Investor I”), and White Deer Energy FI L.P., a Cayman Islands exempted limited partnership (together with WD Investor I, the “Investors” and each, an “Investor”).

RECITALS

WHEREAS, pursuant to the Securities Purchase Agreement, dated February 1, 2013, between the Corporation and the Investors (the “Purchase Agreement”), the Corporation agreed to issue and sell to the Investors and the Investors agreed to purchase from the Corporation, 500,000 shares of Series A Perpetual Preferred Stock (the “Series A Shares”), 5,114,633 shares of Series B Voting Preferred Stock (the “Series B Shares”) and warrants (the “Warrants” and, together with the Series A Shares and Series B Shares, the “Purchased Securities”) to purchase 5,114,633 shares of common stock, par value $0.001 per share, of the Corporation (the “Common Stock”); and

WHEREAS, to induce the Investors to enter into the Purchase Agreement and to consummate the transactions contemplated therein, the Corporation agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Investors.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.           Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, (a) any Person beneficially owning ten percent (10%) or more of the outstanding voting securities of such other Person, (b) any Person ten percent (10%) or more of whose outstanding voting securities are beneficially owned by such other Person, or (c) any Person directly or indirectly controlling, controlled by or under common control with such other Person.

“Agreement” has the meaning set forth in the preamble hereto.

“Business Day” means, with respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

“Closing Date” means [●], 2013, the date on which the transactions contemplated by the Purchase Agreement are consummated.

“Commission” means the Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the preamble hereto.

“Corporation” has the meaning set forth in the preamble hereto.

“Controlling Person” has the meaning set forth in Section 6(a).

“Conversion Securities” has the meaning set forth in Section 8(e).

“Effectiveness Period” has the meaning set forth in Section 2(a)(i).

“End of Suspension Notice” has the meaning set forth in Section 5(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

“Holder” means each Investor or assignee thereof in accordance with Section 8(d) who is a record owner of any Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 6(c).

“Indemnifying Party” has the meaning set forth in Section 6(c).

“Investor” or “Investors” has the meaning set forth in the preamble hereto.

“Issuer Free Writing Prospectus” has the meaning set forth in Section 4(d).

“Liabilities” has the meaning set forth in Section 6(a).

“Liquidated Damages Amount” means, with respect to the shares of Common Stock underlying the Warrants, an amount equal to one quarter of one percent (0.25%) of the product of the exercise price per share of Common Stock underlying the Warrants times the number of shares of Common Stock, or Common Stock underlying the Warrants, held by such Holder per 30-day period for the first sixty (60) days, with such payment amount increasing by an additional one quarter of one percent (0.25%) of the product of the exercise price per share of Common Stock underlying the Warrants times the number of shares of Common Stock, or Common Stock underlying the Warrants, held by such Holder per 30-day period for each subsequent sixty (60) days, up to a maximum of one percent (1.00%) of the product of the exercise price per share of Common Stock underlying the Warrants times the number of shares of Common Stock, or Common Stock underlying the Warrants, held by such Holder per 30-day period. The Liquidated Damages Amount for any period of less than thirty (30) days shall be prorated by multiplying the Liquidated Damages Amount to be paid in a full 30-day period by a fraction, the numerator of which is the number of days for which such liquidated damages are owed, and the denominator of which is 30. The value per share of Common Stock as of the Closing Date is subject to appropriate adjustments for any subdivision or combination of Common Stock after the date thereof.

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“Notice” has the meaning set forth in Section 2(a)(i).

“Person” means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

“Piggyback Registration Statement” has the meaning set forth in Section 2(c).

“Proceeding” means an action, claim, suit or proceeding (including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.

“Prospectus” means the prospectus included in any Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

“Purchase Agreement” has the meaning set forth in the preamble hereto.

“Purchaser Indemnitee” has the meaning set forth in Section 6(a).

“Registrable Securities” means the shares of Common Stock that may be issued to the Investors upon exercise of the Warrants (including any PIK Warrants (as defined in the Purchase Agreement) issued pursuant to Section 1.4 thereof), and any securities issued in respect of such Registrable Securities by reason of or in connection with any dividend, distribution, split, purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Securities or any combination of securities, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Registrable Securities until, with respect to such Registrable Security, the earliest to occur of (a) the date on which it has been first registered effectively pursuant to the Securities Act and disposed of in accordance with the Registration Statement relating to it, (b) the date on which either it is distributed to the public pursuant to Rule 144 (or any similar provision then in effect) or, in the opinion of counsel to the Corporation, is eligible for sale pursuant to Rule 144 in a single sale without any limitation as to volume, manner of sale or current public information with respect to the Corporation, (c) the date on which the Holder of such Registrable Securities no longer beneficially owns at least one percent (1%) of the total number of shares of Common Stock outstanding (or Warrants exercisable for such number of shares of Common Stock) or (d) the date on which such Registrable Security is redeemed by the Corporation.

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“Registration Expenses” means any and all expenses incident to the performance of or compliance by the Corporation with this Agreement, including, without limitation, (a) all Commission, securities exchange, listing, inclusion and filing fees, (b) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Securities and the preparation of a blue sky memorandum), (c) all expenses in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (d) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Securities on any securities exchange or inter-dealer quotation system pursuant to Section 4(a)(xi) of this Agreement, (e) the fees and disbursements of counsel for the Corporation and of the independent public accountants of the Corporation (including, without limitation, the expenses of any special audit and “comfort” letters required by or incident to such performance), and (f) all “road show” expenses; provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions, if any, fees and expenses of counsel for the Holders, and all transfer taxes relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” means any registration statement of the Corporation that covers the resale of Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

“Resale Registration Statement” has the meaning set forth in Section 2(a)(i).

“Rule 144” means Rule 144, and any of its referenced paragraphs, promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Rule 457” means Rule 457 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Suspension Event” has the meaning set forth in Section 5(b).

“Suspension Notice” has the meaning set forth in Section 5(b).

“Underwritten Offering” means a sale of securities of the Corporation to an underwriter or underwriters for reoffering to the public.

“WD Investor I” has the meaning set forth in the preamble hereto.

“WKSI” has the meaning set forth in Section 2(b)(iii).

2.          Registration Rights.

(a)          Mandatory Resale Registration.

(i)          At any time on or after the date that is ninety (90) days after the Closing Date, upon the written request (a “Notice”) of any Holder or Holders holding individually or collectively at least a majority of the then outstanding Registrable Securities, the Corporation shall file under the Securities Act, within thirty (30) days after receiving such Notice, a registration statement on an appropriate form providing for the resale of any Registrable Securities pursuant to Rule 415 from time to time by the Holders (a “Resale Registration Statement”). The Company shall use its commercially reasonable efforts to cause such Resale Registration Statement to be declared effective by the Commission within one hundred twenty (120) days after the filing thereof; provided that sales pursuant to the Resale Registration Statement shall be subject to the restrictions in Section 2(d)(iv) to the extent applicable. Any Resale Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available by the Holders of any and all Registrable Securities. Subject to the other provisions of this Agreement, the Corporation shall cause the Resale Registration Statement filed pursuant to this Section 2(a)(i) to be continuously effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders and that it conforms in all material respects to the requirements of the Securities Act during the entire period beginning on the date the Resale Registration Statement is first declared effective under the Securities Act and ending on the date on which all Registrable Securities have ceased to be Registrable Securities (the “Effectiveness Period”).

(ii)         Amendment on Form S-3 to Registration Statement on Form S-1. If the Resale Registration Statement filed pursuant to Section 2(a)(i) is on Form S-1, then the Corporation may, at any time it is eligible to do so, file a post-effective amendment on Form S-3 to the Resale Registration Statement on Form S-1 for the resale of any then existing Registrable Securities or in any such other manner as is preferred or permitted by the Commission to convert the Resale Registration Statement on Form S-1 to a Resale Registration Statement on Form S-3. Upon the effectiveness of the Resale Registration Statement on Form S-3, all references to the Resale Registration Statement in this Agreement shall then automatically be deemed to be a reference to the Resale Registration Statement on Form S-3.

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(b)          Delay in Filing or Effectiveness of Resale Registration Statement.

(i)          If the Company fails to file the Resale Registration Statement with the Commission within the period specified in Section 2(a)(i), then each Holder will be entitled to a payment, as liquidated damages and not a penalty, of the Liquidated Damages Amount, but only with respect to shares of Common Stock or Common Stock underlying the Warrants then held by such Holder and not included in an effective Registration Statement, for a period beginning on the day after the deadline for filing the Resale Registration Statement and lasting until such time as the Resale Registration Statement is filed.

(ii)         If the Resale Registration Statement does not become or is not declared effective within the period specified in Section 2(a)(i), then each Holder will be entitled to a payment, as liquidated damages and not a penalty, of the Liquidated Damages Amount, but only with respect to shares of Common Stock or Common Stock underlying the Warrants then held by such Holder and not included in an effective Registration Statement, for the period beginning on the day after such deadline for effectiveness of the Resale Registration Statement and lasting until such time as the Resale Registration Statement is declared effective.

(iii)        The aggregate Liquidated Damages Amount payable to each Holder shall be paid to each Holder in immediately available funds within ten (10) Business Days after the end of each applicable 30-day period. Any payments pursuant to this Section 2(b) shall constitute the Holders’ exclusive remedy for such events; provided, however, that if the Corporation certifies that it is unable to pay aggregate Liquidated Damages Amount in cash or immediately available funds because such payment would result in a breach under any of the Corporation’s credit facilities or other indebtedness filed as exhibits to the Corporation’s reports filed under the Securities Act or the Exchange Act, then the Corporation may pay the aggregate Liquidated Damages Amount in kind in the form of the issuance of additional shares of Common Stock. Upon any issuance of shares of Common Stock as liquidated damages, the Corporation shall promptly prepare and file an amendment to the Resale Registration Statement prior to its effectiveness to include such shares of Common Stock issued as liquidated damages as additional Registrable Securities. If shares of Common Stock are issued as liquidated damages after the Resale Registration Statement has been declared effective, the Corporation shall have no obligation to prepare and file a post-effective amendment to the Resale Registration Statement to include such shares nor shall the Corporation be obligated in any way to file a new registration statement for such shares; however if the Corporation is a well-known seasoned issuer (as defined in the rules and regulations of the Commission) (“WKSI”), the Corporation shall be obligated to provide the Holder notice and offer to include such shares in any Piggyback Registration Statement. All shares of Common Stock issued as Liquidated Damages Amounts shall be considered in the calculation of any subsequent Liquidated Damages Amounts. The determination of the number of shares of Common Stock to be issued as the aggregate Liquidated Damages Amount shall be equal to the aggregate Liquidated Damages Amount divided by the average of the closing sale price per share for the Common Stock (or if the Common Stock is not listed or traded on a national securities exchange, the average of the last reported bid and ask prices per share) for each of the ten (10) consecutive trading days ending on the trading day immediately preceding such date of determination.

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(c)          Public Offering.

(i)          If the Corporation proposes to file:

(A)         a registration statement on Form S-1, or such other form under the Securities Act, providing for the public offering of Common Stock, for its own account or for the account of a selling stockholder, for sale to the public in an Underwritten Offering, excluding the Resale Registration Statement, a registration statement on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto), a registration statement for the sale of Common Stock issued upon conversion of debt securities or any other form not available for registering the Registrable Securities for sale to the public; or

(B)         a prospectus supplement to an effective shelf Registration Statement, so long as the Corporation is a WKSI at such time or, whether or not the Corporation is a WKSI, so long as the Registrable Securities were previously included in the underlying shelf Registration Statement or are included on an effective Resale Registration Statement;

then, in each case with respect to an Underwritten Offering of Common Stock, the Corporation will notify each Holder of the proposed filing and afford each Holder an opportunity to include in such Registration Statement (the “Piggyback Registration Statement”) all or any part of the shares of Common Stock that constitute Registrable Securities then held by such Holder that may properly be offered on such Piggyback Registration Statement. Each Holder desiring to include in the Piggyback Registration Statement all or part of such shares of Common Stock held by such Holder that may be included in the Piggyback Registration Statement shall, within ten (10) days after receipt of the above-described notice from the Corporation in the case of a filing of a Registration Statement and within two (2) Business Days after the day of receipt of the above-described notice from the Corporation in the case of a filing of a prospectus supplement to an effective shelf Piggyback Registration Statement with respect to an Underwritten Offering, so notify the Corporation in writing, and in such notice shall inform the Corporation of the number of shares of Common Stock such Holder wishes to include in the Piggyback Registration Statement and provide the Corporation with such information with respect to such Holder as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws. Any election by any Holder to include any shares of Common Stock that constitute Registrable Securities in the Piggyback Registration Statement will not affect the inclusion of such Registrable Securities in the Resale Registration Statement until such Registrable Securities have been sold under the Piggyback Registration Statement.

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(ii)         Right to Terminate Registration. The Corporation shall have the right, in its sole discretion, to terminate or withdraw the Piggyback Registration Statement initiated by it referred to in this Section 2(c) prior to the effectiveness of such registration (or pricing in the event of an Underwritten Offering pursuant to an effective shelf Registration Statement) whether or not any Holder has elected to include Registrable Securities in such registration.

(iii)        Resale Registration not Impacted by Piggyback Registration Statement. The Corporation’s obligation to file the Resale Registration Statement pursuant to Section 2(a)(i) shall not be affected by the filing or effectiveness of the Piggyback Registration Statement.

(d)          Underwriting.

(i)          Resale Registration. In the event that one or more Holders elect to dispose of shares of Common Stock that constitute Registrable Securities under the Resale Registration Statement pursuant to an Underwritten Offering and such Holders reasonably anticipate gross proceeds from such Underwritten Offering of at least $20,000,000, in the aggregate, the Corporation shall take all such reasonable actions as are requested by the managing underwriter in order to expedite and facilitate the registration and disposition of such shares of Common Stock, including the Corporation causing appropriate officers of the Corporation or its Affiliates to participate in a targeted “road show” or similar limited marketing effort being conducted by such managing underwriter with respect to such Underwritten Offering; provided that the Corporation shall not be required to cause appropriate officers of the Corporation or its Affiliates to participate in a “road show” or similar marketing effort being conducted by such managing underwriter with respect to such Underwritten Offering unless such Holders reasonably anticipate gross proceeds from such Underwritten Offering of at least $30,000,000; and provided, further, that the Corporation shall not be required to cause appropriate officers of the Corporation or its Affiliates to participate in a “road show” with respect to Underwritten Offerings under Resale Registration Statements more than once in any six-month period.

(ii)         Piggyback Registration. If the Registration Statement (or prospectus supplement with respect to an Underwritten Offering pursuant to an effective shelf Registration Statement) under which the Corporation gives notice under Section 2(b) is for an Underwritten Offering, then the Corporation shall so advise the Holders of shares of Common Stock that constitute Registrable Securities. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation on the number of securities to be included, then the managing underwriter(s) may exclude securities (including such shares of Common Stock) from the Piggyback Registration Statement and Underwritten Offering, and any securities included in such Piggyback Registration Statement and Underwritten Offering shall be allocated first, to the Corporation, and second, to each of the Holders requesting inclusion of their eligible shares of Common Stock in such Piggyback Registration Statement and other holders of securities of the Corporation (on a pro rata basis based on the total number of shares of Common Stock then held by each such Holder of Common Stock who is requesting inclusion).

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(iii)        General Procedures. Any Holder’s right to include its shares of Common Stock that constitute Registrable Securities in a Resale Registration Statement pursuant to Section 2(a)(i) or a Piggyback Registration Statement pursuant to Section 2(b) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s eligible shares of Common Stock in the underwriting to the extent provided herein. All Holders proposing to distribute their eligible shares of Common Stock through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Corporation such information as the Corporation may reasonably request in writing for inclusion in the Piggyback Registration Statement or Resale Registration Statement, as the case may be; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Corporation or the underwriters other than representations, warranties or agreements regarding such Holder, its holdings and such Holder’s intended method of distribution and any other representation required by law.

(iv)         Market Stand-Off. Regardless of whether a Holder elects to include shares of Common Stock that constitute Registrable Securities in an Underwritten Offering, each Holder of Registrable Securities hereby agrees that it shall not, to the extent requested by the Corporation or an underwriter of securities of the Corporation, directly or indirectly sell, offer to sell (including without limitation any short sale or hedging or similar transaction with the same economic effect as a sale), grant any option or otherwise transfer or dispose of any Registrable Securities or other securities of the Corporation or any securities convertible into or exchangeable or exercisable for Common Stock of the Corporation then owned by such Holder (other than to donees, partners or members of the Holder who agree to be similarly bound) for a period not to exceed ninety (90) days following the effective date of a registration statement for an Underwritten Offering or the date of a prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering, other than the sale or distribution of shares of Common Stock that constitute Registrable Securities in such Underwritten Offering; provided, however, that:

(A)         such period shall in no event be greater than that which applies to executive officers and directors of the Corporation;

(B)         the Holders shall be allowed any concession or proportionate release allowed to any of the Corporation’s officers or directors that entered into similar agreements (with such proportion being determined by dividing the number of shares of Common Stock being released with respect to such officer or director by the total number of issued and outstanding shares of Common Stock held by such officer or director); and

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(C)         this Section 2(d)(iv) shall not apply to Underwritten Offerings solely for the account of another selling stockholder (other than a Holder) or in the event the Corporation is not selling at least $20,000,000 worth of Common Stock.

In order to enforce the foregoing covenant, the Corporation shall have the right to impose stop transfer instructions with respect to the Registrable Securities and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period, and each Holder agrees, upon request by the managing underwriter of securities of the Company, to enter into a written lock-up or similar agreement with the managing underwriter of securities of the Corporation for a period not to exceed ninety (90) days following the effective date of a registration statement for an Underwritten Offering or the date of a prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering, other than the sale or distribution of shares of Common Stock that constitute Registrable Securities in such Underwritten Offering.

(v)          Withdrawal. If any Holder disapproves of the terms of an Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Corporation and the managing underwriter delivered (A) prior to the commencement of any marketing efforts for the Underwritten Offering or (B) at any time up to and including the time of pricing of the Underwritten Offering if the price to the public at which the Registrable Securities are proposed to be sold is less than ninety-five percent (95%) of the average of the closing sale price per share for the Common Stock (or if the Common Stock is not listed or traded on a national securities exchange, the average of the last reported bid and ask prices per share) for each of the ten (10) consecutive trading days ending on the trading day immediately preceding the fourth trading day prior to commencement of the marketing efforts for the Underwritten Offering.

The Holder may agree to waive this right to withdraw with the Corporation, the underwriters or any custodial agent in any custody agreement and/or power of attorney executed by such Holder in connection with the underwriting. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from such Registration Statement. No such withdrawal shall affect the Corporation’s obligation to pay all Registration Expenses, as described in Section 2(e) below.

(vi)         Selection of Underwriter. In connection with any Underwritten Offering under Section 2(c)(i), the Board of Directors of the Corporation shall have the sole right to select the managing underwriter(s) for each Underwritten Offering, which shall all be nationally recognized firms. Notwithstanding the above, if White Deer Energy L.P. or any of its Affiliates is the Holder and is selling shares of Common Stock in such Underwritten Offering for its own account and such shares constitute sixty-six and two-thirds percent (66⅔%) of the shares sold in such Underwritten Offering, and so long as White Deer Energy L.P. or any of its Affiliates has a board designee on the Board of Directors pursuant to Section 4.9 of the Purchase Agreement, then the Investor Director (as defined in the Purchase Agreement) shall have the right to select the managing underwriter(s) in their sole discretion.

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(e)          Expenses. The Corporation shall pay all Registration Expenses in connection with the registration of the Registrable Securities pursuant to this Agreement. Each Holder participating in a registration pursuant to this Section 2 shall pay all transfer taxes payable by such Holder and bear such Holder’s proportionate share (based on the total number of Registrable Securities sold in such registration) of all discounts and commissions payable to underwriters or brokers in connection with a registration of Registrable Securities pursuant to this Agreement.

3.           Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Securities to the public without registration, the Corporation agrees to:

(a)          use commercially reasonable efforts to make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times after the Closing Date;

(b)          use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Corporation under the Securities Act and the Exchange Act (at any time that it is subject to such reporting requirements); and

(c)          so long as a Holder owns any Registrable Securities, to furnish to the Holder promptly upon request (i) a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144 (at any time ninety (90) days after the Closing Date) and of the Securities Act and the Exchange Act, and (ii) such other reports and documents of the Corporation as a Holder may reasonably request and that are not otherwise publicly filed with the Commission or available on the Corporation’s website in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such Registrable Securities without registration.

4.           Registration Procedures.

(a)          In connection with the obligations of the Corporation with respect to any registration pursuant to this Agreement, (x) the Corporation shall use its commercially reasonable efforts to effect or cause to be effected the registration of the Registrable Securities under the Securities Act to permit the sale of such Registrable Securities by the Holder or Holders in accordance with the Holder’s or Holders’ intended method or methods of distribution, and (y) the Corporation shall:

(i)          Prepare and file with the Commission a Registration Statement and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing and to remain effective, subject to Section 2(b)(ii) and Section 5, until there are no Registrable Securities outstanding;

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(ii)         subject to Section 4(a)(vii) and Section 5, (A) prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period described in Section 4(a)(i), (B) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act, and (C) amend or supplement each such Registration Statement to include the Corporation’s quarterly and annual financial information and other material developments (until the Corporation is eligible to incorporate such information by reference into the Registration Statement), during which time sales of the Registrable Securities under the Registration Statement will be suspended until such amendment or supplement is filed and, in the case of an amendment, is effective;

(iii)        furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, if any, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities;

(iv)         use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Securities by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or blue sky laws of such jurisdictions in the United States as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 4(a)(i) and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Corporation shall not be required to (A) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(a)(iv) and except as may be required by the Securities Act, (B) subject itself to taxation in any such jurisdiction, or (C) submit to the general service of process in any such jurisdiction;

(v)          notify each Holder promptly and, if requested by any Holder, confirm such advice in writing (A) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (B) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (C) of any request by the Commission or any other federal, state or foreign governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, and (D) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which notice may be in the form of a Suspension Notice under Section 5(b));

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(vi)         except as provided in Section 5, use commercially reasonable efforts to obtain the withdrawal of any order enjoining or suspending the use or effectiveness of a Registration Statement or suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable;

(vii)        except as provided in Section 5, upon the occurrence of any event contemplated by Section 4(a)(v)(D), use its commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(viii)      in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish to the underwriters a signed counterpart, addressed to the underwriters, of (A) an opinion of counsel for the Corporation, dated the date of each closing under the underwriting agreement, in customary form and reasonably satisfactory to the underwriters, and (B) a “comfort” letter, dated the date of the final prospectus supplement for such offering or, if there is no prospectus supplement, the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent registered public accounting firm that has certified the Corporation’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as the underwriters may reasonably request;

(ix)         in the case of an Underwritten Offering, enter into an underwriting agreement in customary form with the underwriters and take all other action required thereunder in order to expedite or facilitate the distribution of the Registrable Securities included in such Registration Statement and make representations and warranties to the underwriters in such form and scope as are customarily made by issuers to underwriters in such underwritten offerings and confirm the same to the extent customary if and when requested;

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(x)          make available for inspection by representatives of the Holders and the representative of any underwriters participating in any disposition pursuant to a Registration Statement and any special counsel or accountants retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Corporation and cause the respective officers, directors and employees of the Corporation to supply all information reasonably requested by any such representatives, the representative of the underwriters, counsel thereto or accountants in connection with a Registration Statement; provided, however, that such records, documents or information that the Corporation determines, in good faith, to be confidential and notifies such representatives, representative of the underwriters, counsel thereto or accountants are confidential shall not be disclosed by the representatives, representative of the underwriters, counsel thereto or accountants unless (A) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or Prospectus, (B) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (C) such records, documents or information have been generally made available to the public;

(xi)         if the Corporation is then publicly listed or traded, use its commercially reasonable efforts to list or include shares of Common Stock that constitute Registrable Securities on the primary national securities exchange or inter-dealer quotation system on which similar securities issued by the Corporation are then listed or traded, or if the Corporation is not then publicly listed but the Corporation meets the criteria for listing on such exchange or market, use its commercially reasonable efforts to list or include the Common Stock on the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or the NYSE MKT (as soon as practicable), as selected by the Corporation, including seeking to cure in its listing or inclusion application any deficiencies cited by the exchange or market, and thereafter maintain the listing on such exchange;

(xii)        prepare and file all documents and reports required by the Exchange Act and, to the extent the Corporation’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Registration Statement as required by Section 4(a)(i), the Corporation shall voluntarily file such reports pursuant to Section 15(d) of the Exchange Act through the effectiveness period required by Section 4(a)(i);

(xiii)      provide a CUSIP number for all Registrable Securities, not later than the effective date of the Registration Statement;

(xiv)      (A) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and (B) make generally available to its securityholders, as soon as reasonably practicable, earnings statements covering at least twelve (12) months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 (or any similar rule promulgated under the Securities Act) thereunder;

(xv)       provide and cause to be maintained a registrar and transfer agent for all Registrable Securities; and

(xvi)      in connection with any sale or transfer of the Registrable Securities (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer being Registrable Securities, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of any certificates representing the Registrable Securities to be sold and to enable such Registrable Securities to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Holders may request at least two (2) Business Days prior to any sale of the Registrable Securities; provided that such Holder shall have provided the Corporation with any documents that are reasonably requested by the Corporation.

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(b)          The Corporation may require, and it shall be a condition precedent to the obligations of the Corporation to take any action pursuant to Section 2, with respect to the Registrable Securities of any selling Holder, that each selling Holder furnish to the Corporation such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities. In addition, if requested by the Corporation or the representative of the underwriters of securities of the Corporation, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Corporation or such representative in connection with the completion of any public offering of the Corporation’s securities pursuant to a Registration Statement filed under the Securities Act. Each Holder further agrees to furnish promptly to the Corporation in writing all information required from time to time to make the information previously furnished by such Holder not misleading. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

(c)          Each Holder agrees that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Sections 4(a)(v)(C) or 4(a)(v)(D), such Holder will immediately discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus. If so directed by the Corporation, such Holder will deliver to the Corporation (at the expense of the Corporation) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

(d)          The Corporation agrees that, unless it obtains the prior consent of Holders of a majority of the Registrable Securities that are registered under a Registration Statement at such time or the consent of the managing underwriter in connection with any Underwritten Offering of shares of Common Stock that constitute Registrable Securities, it will not make any offer relating to the Common Stock that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 (an “Issuer Free Writing Prospectus”), required to be filed with the Commission. Each Holder represents and agrees that, unless it obtains the prior consent of the Corporation and any such underwriter, it will not make any offer relating to the Registrable Securities that would constitute an Issuer Free Writing Prospectus.

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5.           Black-Out Period.

(a)          Anything in this Agreement to the contrary notwithstanding, subject to the provisions of this Section 5, following the effectiveness of a Registration Statement, the Corporation may direct the Holders in accordance with Section 5(b) to suspend sales of the Registrable Securities pursuant to a Registration Statement for such times as the Corporation reasonably may determine is necessary and advisable (but for no more than an aggregate of one hundred (120) days in any rolling 12-month period commencing on the Closing Date (provided that no more than sixty (60) days of such one hundred twenty (120) days may be as a result of the following events (after excluding the days between the filing of any post-effective amendment to a registration statement with the Commission as a result of such events through the day such post-effective amendment is declared effective)) or for more than sixty (60) days in any rolling 90-day period as a result of such events (after excluding the days between the filing of any post-effective amendment to a registration statement with the Commission as a result of such events through the day such post-effective amendment is declared effective), if any of the following events shall occur: (i) a majority of the members of the Board of Directors of the Corporation shall have determined in good faith that (A) the offer or sale of any Registrable Securities would materially impede, delay or interfere with any proposed acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other significant transaction involving the Corporation, (B) upon the advice of counsel, the sale of Registrable Securities pursuant to the Registration Statement would require disclosure of material non-public information not otherwise required to be disclosed under applicable law, and (C) either (1) the Corporation has a bona fide business purpose for preserving the confidentiality of such transaction, (2) disclosure would have a material adverse effect on the Corporation or the Corporation’s ability to consummate such transaction, or (3) the proposed transaction renders the Corporation unable to comply with Commission requirements; (ii) a majority of the members of the Board of Directors of the Corporation shall have determined in good faith that (A) the Prospectus included in the Registration Statement contains a material misstatement or omission as a result of an event that has occurred subsequent to the date of such Prospectus and is continuing; and (B) the disclosure of this material non-public information would be detrimental to the Corporation; (iii) a majority of the members of the Board of Directors of the Corporation shall have determined in good faith, upon the advice of counsel, that it is required by law, rule or regulation to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (A) including in the Registration Statement any Prospectus required under Section 10(a)(3) of the Securities Act, (B) reflecting in the Prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein, or (C) including in the Prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information; or (iv) a majority of the members of the Board of Directors of the Corporation shall have determined to convert the Resale Registration Statement on Form S-1 to a Resale Registration Statement on Form S-3. In addition, the Corporation may direct the Holders in accordance with Section 5(b) to suspend sales of the Registrable Securities pursuant to a Registration Statement from time to time under Section 4(a)(ii) and Section 4(c). Upon the occurrence of any such suspension under clauses (iii) or (iv), the Corporation shall use its commercially reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Corporation’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Securities as soon as reasonably practicable.

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(b)          In the case of an event that causes the Corporation to suspend the use of a Registration Statement (a “Suspension Event”), the Corporation shall give written notice (a “Suspension Notice”) to the Holders to suspend sales of the Registrable Securities. The Holders shall not effect any sales of the Registrable Securities pursuant to such Registration Statement (or such filings) at any time after they have received a Suspension Notice from the Corporation and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Corporation, each Holder will deliver to the Corporation (at the expense of the Corporation) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Securities at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Corporation, which End of Suspension Notice shall be given by the Corporation to the Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect. The Corporation shall not be required to specify in the written notice to the Holders the nature of the event giving rise to the suspension period. Holders hereby agree to hold in confidence any communications in response to a notice of, or the existence of any fact or any event giving rise to the suspension period.

(c)          Notwithstanding any provision herein to the contrary, if the Corporation shall give a Suspension Notice pursuant to this Section 5, the Corporation agrees that it shall extend the period of time during which the applicable Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and copies of the supplemented and amended Prospectus necessary to resume sales.

6.           Indemnification and Contribution.

(a)          The Corporation agrees to indemnify and hold harmless (i) each Holder of Registrable Securities and any underwriter (as determined in the Securities Act) for such Holder, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), any such Person described in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”), and (iii) the respective officers, directors, partners, members, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as a “Purchaser Indemnitee”), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, reasonable out-of-pocket expenses, and other liabilities (the “Liabilities”), including without limitation and as incurred, reimbursement of all reasonable out-of-pocket costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Purchaser Indemnitee to the extent provided herein, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Corporation shall have furnished to such Purchaser Indemnitee any amendments or supplements thereto), or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or any preliminary Prospectus or any other document prepared by or with the Corporation for use in selling the securities, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon (x) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Corporation or any underwriter in writing by such Purchaser Indemnitee expressly for use therein, (y) any sales by any Holder after the delivery by the Corporation to such Holder of a Suspension Notice and before the delivery by the Corporation of an End of Suspension Notice, or (z) the failure by a Purchaser Indemnitee to deliver a Prospectus, if delivery is otherwise required. The Corporation shall notify the Holders promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement which involves the Corporation or a Purchaser Indemnitee. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

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(b)          In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Corporation, each Person who controls the Corporation within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, members, employees, representatives and agents of such Person or Controlling Person to the same extent as the foregoing indemnity from the Corporation to each Purchaser Indemnitee, but only with reference to (i) untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such Holder furnished to the Corporation in writing by such Holder expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, any Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus, (ii) any sales by such Holder after the delivery by the Corporation to such Holder of a Suspension Notice and before the delivery by the Corporation of an End of Suspension Notice, or (iii) the failure by a Purchaser Indemnitee to deliver a Prospectus, if required. The liability of any Holder pursuant to this subsection shall in no event exceed the gross proceeds received by such Holder from sales of Registrable Securities giving rise to such obligations.

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(c)          If any Proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to subsection (a) or (b) above, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”), in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 6, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party shall be entitled to assume the defense thereof and retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not actively and vigorously pursue the defense of such action or (iv) the named parties to any such action (including any impleaded parties), include both such Indemnified Party and the Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party or (y) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), for all such Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Securities sold by all such Indemnified Parties and any such separate firm for the Corporation, the directors, the officers and such control Persons of the Corporation as shall be designated in writing by the Corporation). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

(d)          If the indemnification provided for in subsections (a) and (b) of this Section 6 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such subsections, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Party(ies) on the other in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and any Purchaser Indemnitees on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or by such Purchaser Indemnitees and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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(e)          The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any reasonable out-of-pocket legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which proceeds received by such Purchaser Indemnitee from sales of Registrable Securities exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 6, each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) a Holder of Registrable Securities shall have the same rights to contribution as such Holder, as the case may be, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) the Corporation, and each officer, director, partner, member, employee, representative and agent of the Corporation shall have the same rights to contribution as the Corporation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any Proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 6 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)          The indemnity and contribution agreements contained in this Section 6 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The Purchaser Indemnitees’ obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of securities sold by each of the Purchaser Indemnitees hereunder and not joint.

7.           Limitations on Subsequent Registration Rights.

From and after the date of this Agreement, the Corporation shall not, without the prior written consent of Holders beneficially owning not less than two-thirds (2/3) of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Corporation that would grant such holder registration rights senior to those granted to the Holders hereunder with respect to Section 2(c).

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8.           Miscellaneous.

(a)          Remedies. In the event of a breach by the Corporation of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Subject to Section 6, the Corporation agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)          Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Corporation and Holders beneficially owning not less than two-thirds (2/3) of the then outstanding Registrable Securities. No amendment shall be deemed effective unless it applies uniformly to all Holders. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

(c)          Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or e-mail (if an e-mail address is provided by a Holder):

(i)           if to an Investor, to:

c/o White Deer Energy L.P.

667 Madison Ave., 4th Floor

New York, New York 10065

Attention: Thomas J. Edelman

Telephone: (212) 371-1117

Facsimile: (212) 888-6877

and

c/o White Deer Energy L.P.

700 Louisiana, Suite 4770
Houston, Texas 77002
Attention: James E. Saxton

Telephone: (713) 581-6906

Facsimile: (713) 581-6901

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(ii)          if to the Corporation, to:

Emerald Oil, Inc.

1600 Broadway, Suite 1360

Denver, Colorado 80202

Attention: McAndrew Rudisill

Telephone: (303) 323-0008

Facsimile: (303) 323-0008

(d)          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. The rights to cause the Corporation to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of Registrable Securities that (i) is a subsidiary, parent, general partner, limited partner, member, or shareholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, (iii) together with its Affiliates, acquires in excess of 1,000,000 shares of Common Stock (as adjusted for splits and combinations) (or Warrants exercisable for such number of shares of Common Stock), or (iv) is an Affiliate of such Holder; provided, however, that such transfer shall not be effective for purposes of this Agreement until (A) the transferor shall furnish to the Corporation written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement. Each Holder agrees that any transferee of any Registrable Securities shall be bound by Section 4(b) and Section 7, whether or not such transferee expressly agrees to be bound.

(e)          Merger, Amalgamation, Consolidation, Etc. of the Corporation. If the Corporation is a party to any merger, amalgamation, consolidation, recapitalization, reorganization or otherwise pursuant to which the Registrable Securities are converted into or exchanged for securities or the right to receive securities of any other person (“Conversion Securities”), the issuer of such Conversion Securities shall assume (in a writing delivered to all Holders) all obligations of the Corporation hereunder. The Corporation will not effect any merger, amalgamation, consolidation, recapitalization, reorganization or otherwise described in the immediately preceding sentence unless the issuer of the Conversion Securities complies with this Section 8(e).

(f)          Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(g)          Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)          Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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(i)          GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(j)          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)          Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto, in respect of the subject matter contained herein.

(l)           Registrable Securities Held by the Corporation. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Corporation shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(m)          Adjustment for Splits, etc. Wherever in this Agreement there is a reference to a specific number of securities with respect to any Registrable Securities, then upon the occurrence of any subdivision, combination, or security dividend of such securities, the specific number of securities with respect to any Registrable Securities so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding securities of such class or series by such subdivision, combination, or security dividend.

(n)          Survival. The indemnification and contribution obligations under Section 6 of this Agreement shall survive the termination of the Corporation’s obligations under Section 2 of this Agreement.

(o)          Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court or arbitrator(s), as the case may be, shall be entitled to recover its reasonable attorneys’ fees in addition to any other available remedy.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Emerald Oil, Inc.

By:
	Name:	McAndrew Rudisill
	Title:	President

WDE Emerald Holdings LLC

By:
	Name:	Thomas J. Edelman
	Title:	President

White Deer Energy FI L.P.

By:	Edelman & Guill Energy L.P., its general partner

By:	Edelman & Guill Energy Ltd., its general partner

By:
	Name:	Thomas J. Edelman
	Title:	Director

Signature Page to Registration Rights Agreement

Annex E – Form of Director Indemnification Agreement

[See Attached.]

Annex E – Form of Director Indemnification Agreement

Annex E to Securities Purchase Agreement

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of [●], 2013, by and between Emerald Oil, Inc., a Montana corporation (together with any successor entity thereto, the “Corporation”), and Thomas J. Edelman (“Indemnitee”).

RECITALS

WHEREAS, it is essential to the Corporation and its mission to retain and attract as officers and directors the most capable persons available;

WHEREAS, the Corporation has requested that Indemnitee serve as a director of the Corporation;

WHEREAS, both the Corporation and Indemnitee recognize the omnipresent risk of litigation and other claims that are routinely asserted against officers and directors of companies operating in the public arena in today’s environment, and the attendant costs of defending even wholly frivolous claims;

WHEREAS, it has become increasingly difficult to obtain insurance against the risk of personal liability of officers and directors on terms providing reasonable protection to the individual at reasonable cost to the companies;

WHEREAS, the Corporation’s Articles of Incorporation and Bylaws provide certain indemnification rights to officers and directors of the Corporation, as provided by Montana law; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to ensure Indemnitee’s effective service to the Corporation, the increasing difficulty in obtaining and maintaining satisfactory insurance coverage and Indemnitee’s reliance on the Corporation’s assurance of indemnification, the Corporation wishes to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee to the fullest extent permitted by law (whether partial or complete) and as set forth in this Agreement and, to the extent insurance is maintained, for the coverage of Indemnitee under the Corporation’s directors’ and officers’ liability insurance policies.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and Indemnitee’s continuing service as a director of the Corporation, the parties hereto agree as follows:

1.           Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a)          “Agreement” has the meaning set forth in the preamble hereto.

(b)          “Board of Directors” means the board of directors of the Corporation.

(c)          “Change in Control” means (i) the occurrence of an event that is or would be required to be reported with respect to the Corporation in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if the Corporation is or was subject to such reporting requirement; (ii) that any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation’s then outstanding voting securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person’s attaining such percentage interest; (iii) that the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iv) that during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including, for this purpose, any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

(d)          “Claim” means any threatened, pending or completed action, suit or proceeding (including any mediation, arbitration or other alternative dispute resolution proceeding), whether instituted by or in the right of the Corporation or by any other party, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative, investigative or otherwise.

(e)          “Corporation” has the meaning set forth in the preamble hereto.

(f)          “Expense Advance” has the meaning set forth in Section 2(a) of this Agreement.

(g)          “Expenses” means attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

(h)          “Indemnifiable Event” means any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee, agent, fiduciary or other legal representative of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

(i)          “Indemnitee” has the meaning set forth in the preamble hereto.

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(j)          “Independent Legal Counsel” means an attorney or firm of attorneys, selected in accordance with the provisions of Section 3 of this Agreement, who shall not have otherwise performed services for the Corporation or Indemnitee within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements).

(k)          “Reviewing Party” means any appropriate person or body consisting of a member or members of the Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

2.          Basic Indemnification Arrangement.

(a)          In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Corporation shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than 30 days after written demand is presented to the Corporation, against any and all Expenses, judgments, fines, penalties, excise taxes assessed with respect to an employee benefit plan and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, excise taxes or amounts paid in settlement) of such Claim, or any other cost, expense or liability incurred in connection with such Claim. If so requested by Indemnitee, the Corporation shall advance (within 30 days of such request) any and all Expenses to Indemnitee (an “Expense Advance”).

(b)          Notwithstanding the foregoing, (i) the obligations of the Corporation under Section 2(a) of this Agreement shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 of this Agreement is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Corporation to make an Expense Advance pursuant to Section 2(a) of this Agreement shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Corporation shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Corporation) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Corporation for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 of this Agreement. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Montana having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Corporation hereby consents to service of process and agrees to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Corporation and Indemnitee.

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3.          Change in Control. The Corporation agrees that if there is a Change in Control (other than a Change in Control which has been approved by a majority of the Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or the Corporation’s Articles of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, the Corporation shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Corporation and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Corporation agrees to pay the reasonable fees and expenses of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4.          Indemnification for Additional Expenses. The Corporation shall indemnify Indemnitee against any and all expenses (including attorneys’ fees) and, if requested by Indemnitee, shall (within 30 days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee (whether pursuant to Section 17 of this Agreement or otherwise) for (a) indemnification or advance payment of Expenses by the Corporation under this Agreement or any other agreement or the Corporation’s Articles of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

5.          Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, penalties, excise taxes assessed with respect to an employee benefit plan and amounts paid in settlement of a Claim, or any other cost, expense or liability incurred in connection with a Claim, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

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6.          Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Corporation to establish that Indemnitee is not so entitled.

7.          No Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

8.          Nonexclusivity; Subsequent Change in Law. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Corporation’s Articles of Incorporation or Bylaws or under Montana law, or otherwise. To the extent that a change in Montana law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Corporation’s Articles of Incorporation or Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent the rights of Indemnitee hereunder shall conflict with the Corporation’s Articles of Incorporation or Bylaws or Montana or other applicable law, such conflict shall, to the fullest extent permitted by applicable law, be resolved in favor of Indemnitee.

9.          Liability Insurance. To the extent the Corporation maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Corporation director or officer.

10.         Amendments; Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

11.         Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

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12.         No Duplication of Payments. The Corporation shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Corporation’s Articles of Incorporation or Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

13.         Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), assigns, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director of the Corporation or as a legal representative of any other enterprise at the Corporation’s request.

14.         Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

15.         Effective Date. This Agreement shall be effective as of the date hereof and shall apply to any claim for indemnification by Indemnitee on or after such date.

16.         Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Montana applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws that would require the application of the laws of another jurisdiction.

17.         Injunctive Relief. The parties hereto agree that Indemnitee may enforce this Agreement by seeking specific performance hereof, without any necessity of showing irreparable harm or posting a bond, which requirements are hereby waived, and that by seeking specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled.

[Signature Page Follows.]

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first herein above written.

EMERALD OIL, INC.

By:
	Name:	McAndrew Rudisill
	Title:	President

Thomas J. Edelman

Signature Page to Indemnification Agreement